UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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tw telecom inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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10475 Park Meadows Drive

Littleton, Colorado 80124

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Time Warner Telecom Inc.:

We will hold the Annual Meeting of Stockholders of Time Warner Telecom Inc. at the Denver Marriott South, 10345 Park Meadows Drive, Littleton, Colorado 80124, on June 5, 2008, at 9:00 a.m. MDT.

The purpose of the meeting is to:

1.	Elect six directors;

2.	Approve the Amended 2004 Qualified Stock Purchase Plan to authorize the issuance of an additional 600,000 shares of common stock under that plan;

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008; and

4.	Consider any other matters that properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record of our common stock at the close of business on April 7, 2008 are entitled to receive notice of and to vote at the meeting. Each share of common stock is entitled to one vote. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 10475 Park Meadows Drive, Littleton, Colorado 80124.

We amended our Restated Certificate of Incorporation to change our corporate name to tw telecom inc. on March 12, 2008. Our stockholders approved the name change by written consent on September 26, 2006. We are presently using our former name, Time Warner Telecom Inc., as a trade name until July 1, 2008 when we will begin using tw telecom inc. as our name and tw telecom® as our brand.

In accordance with new rules of the Securities and Exchange Commission, our proxy statement and our 2007 annual report to security holders are available at http://www.twtelecom.com/proxy which does not employ “cookies” or other tracking software that identify visitors to the site.

If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or proof of identification to the meeting. If you hold your shares in street name (that is, through a broker or other nominee), you must request a proxy card from your broker in order to vote in person at the meeting. If you plan to attend in person, please advise us no later than May 30, 2008 by calling (303) 566-1692 or by sending an email to ir@twtelecom.com. You may also obtain directions to the site of the meeting by calling that telephone number or sending an email to that address. We may ask each stockholder to present valid picture identification, such as a driver’s license or passport. If you hold your stock in brokerage accounts, you must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

We have enclosed our 2007 annual report, including our Annual Report on Form 10-K for the year ended December 31, 2007, the proxy statement and proxy card with this notice of annual meeting.

Please vote your shares via the Internet, by telephone, or by mail. The Board of Directors is soliciting your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Paul B. Jones
Executive Vice President—General Counsel and
Regulatory Policy, and Secretary

April 29, 2008

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

TIME WARNER TELECOM INC.

10475 Park Meadows Drive

Littleton, Colorado 80124

Annual Meeting of Stockholders

Proxy Statement

Annual Meeting	June 5, 2008
9:00 a.m., MDT

Location	Denver Marriott South,
10345 Park Meadows Drive, Littleton, Colorado 80124

Record Date	Close of business on April 7, 2008. If you were a stockholder at that time, you may vote on the proposals contained in this proxy statement. Each share of common stock is entitled to one vote. You may not cumulate votes. On April 7, 2008, 146,997,753 shares of our common stock were outstanding.

Agenda	1. Elect six directors.

2. Approve the Amended 2004 Qualified Stock Purchase Plan to authorize the issuance of an additional 600,000 shares of common stock under that plan.

3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

4. Consider any other matters that properly come before the meeting and any adjournments or postponements thereof.

Proxies	Stockholders may vote at the meeting in person or by proxy. Proxies validly delivered by stockholders (by Internet, telephone or mail as described in the enclosed proxy card) and timely received by us will be voted in accordance with the instructions contained therein. If a stockholder provides a proxy but gives no instructions, such stockholder’s shares will be voted “for” the Board of Directors’ nominees and “for” the other proposals contained in this proxy statement. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board of Directors or proxy holders will vote for another nominee in their discretion.

Proxies Solicited By	The Board of Directors.

First Mailing Date	We anticipate the first mailing of this proxy statement on or about April 29, 2008.

Solicitation Costs	We will pay the costs of soliciting proxies from stockholders.

VOTING PROCEDURES / REVOKING YOUR PROXY

You can vote your shares via the Internet, by telephone, by mail or in person at the meeting. Instructions for voting by all of these means are set forth on the proxy card which accompanies this Proxy Statement.

To vote by mail, complete and sign your proxy card—or your broker’s voting instruction card if your shares are held by your broker—and return it in the enclosed business reply envelope.

A quorum is present if at least a majority in total voting power of our outstanding capital stock as of the record date are present in person or by proxy. The votes of stockholders who fail to vote by proxy or attend the meeting will not count toward determining any required majority or quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to those other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Your proxy will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by your delivered proxy will be voted as noted above under “Proxies”.

Proxies will be revoked if you:

•	Deliver a signed, written revocation letter, dated later than your proxy, to Paul B. Jones, Secretary, at 10475 Park Meadows Drive, Littleton, Colorado 80124;

•

Deliver a signed proxy, dated later than the first one, to Wells Fargo Shareowner Services. Deliver in person to 161 N. Concord Exchange, S. St. Paul, Minnesota 55075 or by mail to P.O. Box 64854, St. Paul, Minnesota 55164-0854;

•	Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

If you voted by the Internet or by telephone, re-vote by Internet of telephone within the time periods provided on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2008. This proxy statement and our 2007 annual report to security holders are available at http://www.twtelecom.com/proxy, which does not employ “cookies” or other tracking software to identify visitors to the site.

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

Proposal 1 – Election of Directors

Our Board of Directors currently has six directors. Our Nominating and Governance Committee nominated the six nominees for our Board of Directors listed below. All nominees are currently members of the Board of Directors and, if re-elected, their terms will continue until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee has consented to serve on the Board of Directors until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. If any nominee is unable to serve as a director, the Board of Directors may designate a substitute nominee and the proxy holders will vote all valid proxies for the election of the substitute nominee.

Our common stock is listed on the Nasdaq Stock Market and we are subject to Nasdaq corporate governance rules. Those rules generally require the majority of the board of directors of listed issuers to be comprised of independent directors. Our Board has determined that all nominees except for Larissa Herda, our Chairman, President and Chief Executive Officer, are independent under the definition of independence set forth in Rule 4200 of the Nasdaq Marketplace Rules.

In determining the independence of Spencer B. Hays, the Board considered that Mr. Hays formerly served as Senior Vice President and Deputy General Counsel of Time Warner Inc. until his retirement in March 2006, that affiliates of Time Warner Inc. were formerly our Class B Stockholders and that we have entered into various transactions with affiliates of Time Warner Inc. Mr. Hays initially was nominated by affiliates of Time Warner Inc. and previously served as a member of our Board from October 1999 to September 2006. As of September 26, 2006, Time Warner Inc.’s affiliates no longer owned any of our shares. Under the definition of independence in the Nasdaq corporate governance rules, these former relationships do not disqualify Mr. Hays as an independent director.

The six nominees who receive the greatest number of votes cast for the election of directors will be elected as our directors. A vote withheld from a nominee in the election of directors will be excluded from the vote and will have no effect.

Board of Directors

Name, Age and Committee Memberships	Director Since	Principal Occupation and Other Information
Larissa L. Herda (49)	July 1998	Chairman of the Company since June 2001. President and Chief Executive Officer of the Company since June 1998. Senior Vice President Sales of the Company from March 1997 to June 1998.

Gregory J. Attorri (49) Chairman of Nominating and Governance Committee; member of Audit Committee	April 2006

President and Chief Operating Officer of Waller Capital Corporation, a media, communications and information focused investment bank, since July 2006.

Senior Managing Director and Managing Partner of Waller Capital Corporation, from February 2006 to July 2006.

Managing Director in media and communications investment banking for Wachovia Securities LLC from 2002 to February 2006.

Spencer B. Hays (63) Member of Nominating and Governance Committee	April 2007; also October 1999 to September 2006	Retired. Formerly Senior Vice President and Deputy General Counsel of Time Warner Inc., from January 2001 to March 2006. Prior to that time, Vice President and Deputy General Counsel of Time Warner Inc., since its formation in 1990.

Name, Age and Committee Memberships	Director Since	Principal Occupation and Other Information
Kevin W. Mooney (50) Chairman of Audit Committee; member of Compensation Committee	August 2005

Chief Commercial Officer of Travelport GDS, a privately held provider of IT infrastructure and distribution services to the travel industry, since August 2007.

Chief Financial Officer of Worldspan, L.P., a privately held transaction processing firm, from March 2005 to July 2007.

Communications consultant from August 2003 to March 2005.

Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Controller of Cincinnati Bell Inc. from April 1996 to July 2003.

Kirby G. Pickle (51) Member of Compensation Committee	January 2007

Chief Executive Officer of Dental Holding Corporation, a privately held international network of full service dental laboratories that provides oral restoration products to dentists, since February 2008.

Managing Partner, Bridge Creek Partners, LLP, a privately held consulting firm, from July 2006 to January 2008.

Chairman of KMC Telecom Holdings, a provider of telecommunications infrastructure and services, from June 2005 to July 2006.

Vice Chairman of KMC Telecom Holdings from January 2005 to June 2005.

Chief Executive Officer of DSL.net, Inc., a broadband and VOIP service provider, from January 2004 to January 2005.

Chief Executive Officer of Velocita Corp., a telecommunications construction company, from October 2000 to January 2004.

Roscoe C. Young, II (57) Chairman of Compensation Committee; member of Audit Committee	May 2005

Managing Partner, Laurelwood Partners, a telecommunications consulting and restructuring company, since January 2007.

Chief Executive Officer and Chief Operating Officer of KMC Telecom Holdings, a provider of telecommunications infrastructure and services, from June 2001 to December 2006.

Vote Required

Election of the nominees to the Board requires a plurality of the votes cast at the meeting of stockholders by the holders of shares of our common stock.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

Executive Officers

Name and Age	Principal Occupation and Other Information
Larissa L. Herda (49)	Chairman since June 2001. President and Chief Executive Officer since June 1998. Senior Vice President Sales from March 1997 to June 1998.

Mark A. Peters (47)

Executive Vice President and Chief Financial Officer since January 2007.

Senior Vice President and Chief Financial Officer from April 2005 to January 2007.

Senior Vice President, Treasurer and Acting Chief Financial Officer from November 2004 to April 2005.

Vice President, Treasurer from July 1998 to November 2004.

Paul B. Jones (61)

Executive Vice President, General Counsel and Regulatory Policy and Secretary since January 2007.

Senior Vice President, General Counsel and Regulatory Policy and Secretary from August 1998 to January 2007.

John T. Blount (49)	Chief Operating Officer since June 2005. Executive Vice President, Field Operations from October 2000 to June 2005. Senior Vice President, Sales from June 1998 to October 2000.

Jill R. Stuart (53)	Senior Vice President, Accounting and Finance and Chief Accounting Officer since November 2004. Vice President, Accounting and Finance and Chief Accounting Officer from July 1998 to November 2004.

Proposal 2 – Approve the Amended Time Warner Telecom 2004 Qualified Stock Purchase Plan

We ask that you approve amendments to our 2004 Qualified Stock Purchase Plan (the “Plan”) to authorize the issuance of an additional 600,000 shares under the Plan. Our Board adopted the Plan in March 2004, and our stockholders approved it in June 2004 with a maximum number of shares that could be purchased under the Plan over the three year period commencing October 1, 2004 of 600,000 shares of common stock. In September 2007, our Board amended the Plan to eliminate the Plan’s expiration date. As of April 9, 2008, 599,786 shares of our common stock have been purchased under the Plan. Because the 214 remaining authorized but unissued shares under the Plan are insufficient to conduct further offerings under the Plan, our Board approved an amendment that would authorize an additional 600,000 shares to be issued under the Plan.

The Plan provides a means for our employees to purchase shares of our common stock at a discount from market price. It is intended to facilitate capital accumulation by eligible employees in the form of our common stock and thereby foster employee identification with and commitment to our goals. The following discussion of the amended Plan is qualified in its entirety by reference to the amended Plan, a copy of which is attached to this Proxy Statement as Appendix A. Capitalized terms that are not defined have the meanings given to them in the Plan.

General

The Plan provides for the granting of options to Eligible Employees (see “Eligibility”) to purchase shares of our common stock in semi-annual offerings under the Plan (an “Offering”), on each August 1 and February 1 during the term of the Plan or on such other dates as the Compensation Committee of our Board may designate. If our stockholders do not approve the amended Plan at the Annual Meeting, the Board intends to terminate the Plan in accordance with its terms because of insufficient authorized shares to conduct another offering. Approximately 2,837 persons are eligible to participate in the Plan.

Stock Subject to the Plan

The amended Plan would authorize an additional 600,000 shares of our common stock to be issued under the Plan. We may issue treasury shares or authorized and unissued shares of common stock under the Plan.

The Plan limits the shares available for any one semi-annual offering to 100,000 shares unless the Compensation Committee sets a different limit.

Administration

The Compensation Committee of our Board has the authority to administer the Plan, although the Compensation Committee may delegate its authority to another individual or committee. The full Board retains such authority if there is no committee. The Committee has authority to make uniform rules to carry out the provisions of the Plan and determine questions arising in the administration, interpretation and application of the Plan, which determinations are conclusive. The Committee may also make semi-annual Offerings to Eligible Employees during the term of the Plan and determine the Offering’s terms and conditions, including:

•	the aggregate number of shares available for purchase under the Plan in that Offering,

•	the purchase price of those shares, and

•	the number of shares available for purchase by an individual under that Offering.

The Compensation Committee has delegated to our Employee Benefits Committee, a committee composed of our Senior Vice President, Human Resources and Administration, Chief Accounting Officer, Vice President, Tax and Risk Management and certain other management employees, the authority to administer and interpret the Plan. Prior to each semi-annual Offering, we notify each Eligible Employee of the Offering of options to purchase shares under the Plan, and the deadline to elect to accept all or part of the option to purchase shares of common stock under the Offering.

Eligibility

Only Eligible Employees, defined as regular employees scheduled to work at least 20 hours per week on a regular basis, will be offered options under the Plan. Our Directors or persons who are treated for federal tax purposes as holding 5% or more of the total combined voting power or value of all classes of our stock may not participate. In addition, the Board of Directors may exclude all employees who would be considered “insiders” under securities laws from the definition of “Eligible Employees” for purposes of a particular Offering under the Plan.

Options

Purchase Price. The purchase price per share of the shares under each option is 85% of the market price of our common stock on the start date of each semi-annual Offering. “Market price” means the closing sale price for the shares on the Nasdaq Global Select Market on that date. However, if no sales of common stock were made on that day, we will use the closing price on the next closest day within the semi-annual Offering period on which sales were made. As of the last day of each six-month purchase period, the Committee must determine an Alternative Offering Price that will be 85% of the market price of the Common Stock on that day. The Eligible Employee is obligated to purchase the number of shares determined by dividing the total payroll deductions made during the purchase period by the lower of either the offering price at the beginning of the Offering or the Alternative Offering Price. However, the number of shares purchased by an Eligible Employee may not exceed the total number of shares originally covered by his or her option.

Number of Shares Eligible for Purchase. Each Eligible Employee’s option will allow the employee to elect to purchase the number of shares that (based on the purchase price) can be purchased with from 1% to 15% of his or her compensation as of the commencement date of the Offering. For purposes of the Plan, compensation means the actual cash compensation paid to the employee during the purchase period including base pay, overtime, bonuses, cash incentives, and commissions, but excluding relocation allowance, one-time recognition awards and severance.

The Plan contains provisions that prevent any Eligible Employee from violating provisions of the Internal Revenue Code that prohibit purchasing shares under the Plan that cause an employee to have five percent (5%) or more of the total combined voting power of value of all classes of our stock. In addition, no Eligible Employee may be granted an option to purchase stock worth more than $25,000 based on the fair market value of shares (at the time of grant) in any calendar year.

If all Eligible Employees in any one Offering elect to purchase more than the maximum number of shares specified by the Committee for that Offering, we will pro-rate the shares in accordance with the number of shares subscribed for by each such Eligible Employee, so the total number of shares purchased under that Offering does not exceed the maximum.

Payroll Deductions. The total purchase price for the shares that each Eligible Employee has elected to purchase will be deducted from each Eligible Employee’s compensation through payroll deductions that the Eligible Employee authorizes us to make during the six month period of each Offering. The payroll deductions will begin with the first payroll period in the purchase period and continue until the last payroll period of the purchase period. If an Eligible Employee does not make a timely election to accept all or part of the option and to authorize appropriate payroll deductions, that employee may not participate in that Offering.

If an Eligible Employee has a shortfall in payroll deductions due to leave of absence, temporary lay-off or temporary disability, the Eligible Employee may pay us any portion of the shortfall amount in a lump sum before the end of the purchase period. If any shortfall remains, the employee may only purchase the number of shares that his or her account, at the end of the purchase period, is sufficient to purchase. If all Eligible Employees in any one Offering elect to purchase more than the maximum number of shares specified by the Committee for that Offering, we will refund any cash balance to the Eligible Employee without interest.

An Eligible Employee who has accepted an option under the Plan may, at any time prior to the last 30 days of the offering period, direct us to (i) reduce the payroll deductions, or (ii) cease deductions, effective for such employee’s next pay period. We will retain any sum previously deducted for the Offering until the end of the purchase period, and will apply that amount to the employee’s purchase of shares. An Eligible Employee who stops payroll deductions may not later resume payroll deductions for the same purchase period. Any Eligible Employee who decreases payroll deductions may not later change the amount of deductions, but may stop deductions before the last 30 days of the period.

Any Eligible Employee may direct us to cancel the entire option or request return of any portion of his or her payroll deductions prior to the 30th day before the last day of the purchase period. If so, we will stop the payroll deduction for the employee and will refund all amounts deducted for the Offering.

Employment Termination and Withdrawal. If an Eligible Employee terminates employment with us before the end of the purchase period because of death, permanent disability, or retirement at or after age 65, the employee (or his or her legal representative, if applicable) may elect to receive at the conclusion of the purchase period the number of whole shares that the payroll deductions actually made are sufficient to purchase, plus any cash balance without interest credited to his or her account. That election must be made within three months of the event causing the termination of employment, and before the conclusion of the purchase period (except in the case of death), or the option will be cancelled and we will refund all payroll deductions without interest.

If the employment of an Eligible Employee who has accepted an option to purchase shares is terminated for any reason other than those specified above, we will refund all payroll deductions without payment of interest and the former employee will have no right to purchase shares under the Plan.

Nontransferability. An Eligible Employee’s rights under the Plan and options are not transferable except by will or the laws of descent and distribution. If an Eligible Employee attempts to sell, pledge, assign or transfer his or her rights, the Eligible Employee’s option will terminate.

Additional Provisions

Changes in Capitalization. If our common stock changes due to stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the Compensation Committee will appropriately adjust the number and class of shares available under the Plan and the number, class and Offering Price of shares under option but not yet purchased under the Plan.

Other. All rights under the Plan are effective only if we comply with all applicable laws, rules and regulations and obtains any required approvals by any governmental agencies. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

An Eligible Employee who elects to purchase the shares under the Plan does not have the rights of a stockholder until he or she has paid the purchase price of such shares and the shares are credited to the employee’s account.

At the end of each purchase period, we credit the shares purchased to an account in the Eligible Employee’s name with a brokerage firm under contract with us reflecting the shares each Eligible Employee has purchased. An Eligible Employee may elect to receive certificates for his or her whole shares of common stock, and the brokerage firm may impose a reasonable fee for issuance of a stock certificate to the employee. The Eligible

Employee may register stock certificates in his or her name, or in the Eligible Employee’s name jointly with another individual, with right of survivorship. Once the shares have been issued to the Eligible Employee’s brokerage account, the employee may transfer the shares to another brokerage firm if he or she so desires.

Amendment and Termination

The Board of Directors may, at any time, amend the Plan in any respect that does not adversely affect the rights of Eligible Employees under options accepted under the Plan. However, stockholder approval is required if applicable Nasdaq rules require stockholder approval or if the amendment

(i)	increases the number of shares to be reserved under the Plan, as in this proposal,

(ii)	decreases the Offering Price, or

(iii)	changes the definition of employees eligible to participate in the Plan.

The Plan will terminate if there are fewer than 100,000 shares that are available for purchase under the Plan and our Employee Benefits Committee determines that it is impractical to conduct an offering with the number of shares remaining. The Board of Directors may terminate the Plan at any time after giving 30 days’ notice to the employees. In that case, Eligible Employees may elect to receive, at the conclusion of the purchase period, the number of shares that can be purchased by the payroll deductions actually made prior to Plan termination and will receive a refund of any cash remaining in their accounts.

Federal Income Tax Consequences of Options

The following summary generally describes the principal Federal (and not state and local) tax consequences of options granted under the Plan. It is not intended to cover all tax consequences that may apply. Each Eligible Employee that accepts an option under the Plan should consult his or her own accountant, legal counsel or other tax or financial advisor regarding the tax consequences of participation in the Plan. This discussion is based on the Internal Revenue Code as currently in effect.

If an option is granted to an employee under the Plan, the Eligible Employee will not have taxable income at the time the option is granted or exercised. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the common stock purchased under the Plan, the 15% discount of the option price. In general, the Eligible Employee also will recognize long-term capital gain on any increase in fair market value in the common stock (in excess of the purchase price and the 15% discount) or will recognize a long-term capital loss on any decrease in fair market value in the common stock from the purchase price, if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the common stock for at least 12 months. If the Eligible Employee disposes of the common stock before the expiration of the 12-month holding period or the two-year holding period, the Eligible Employee must recognize as ordinary income in the year of the disposition the difference between the common stock’s option price and the fair market value of the common stock on the date exercised (i.e., the last day of the purchase period). The Eligible Employee will recognize a capital gain or loss equal to the difference between the Eligible Employee’s basis (the stock’s fair market value on the date exercised) and the stock’s fair market value on the date of disposition. This capital gain or loss will be characterized as long term or short term depending on how long the stock was held from the exercise date.

Resale of Common Stock

Employees may freely sell shares they purchase under the Plan, unless they are our “affiliates,” as defined by the Securities Act of 1933, as amended (the “Securities Act”). Affiliates may only sell pursuant to a separate prospectus prepared as required by the Securities Act or under Rule 144 under the Securities Act, or another exemption from the registration requirements of the Securities Act. Generally, an employee who is not an executive officer, a director, or a 10% or more stockholder of the Company would not be deemed to be our “affiliate.”

New Plan Benefits

The number of shares that may be purchased by our executive officers under the Plan is not determinable.

Vote Required

Approval of the Amended 2004 Qualified Stock Purchase Plan requires the affirmative vote of a majority of our shares of common stock present in person or by proxy entitled to vote on the matter at the meeting of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED 2004 QUALIFIED STOCK PURCHASE PLAN.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

We ask that you approve the following resolution on the appointment of our independent registered public accounting firm:

RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2008.

Ernst & Young LLP has served as our independent registered public accounting firm since the organization of our predecessor, Time Warner Telecom LLC, and prior to that time, audited our accounts as a division of Time Warner Entertainment Company, L.P. The Audit Committee of the Board of Directors appointed Ernst & Young LLP as our independent registered public accounting firm for 2008. We expect that a representative of Ernst & Young LLP will attend the Annual Meeting, respond to appropriate questions, and be given an opportunity to speak.

The following is a description of the fees billed to us by Ernst & Young LLP during the years ended December 31, 2006 and 2007.

	Year Ended December 31,
	2006	2007
Audit fees	$623,440	$483,750
Audit related fees	—	—
Tax fees	—	45,000
All other fees	—	—

The $45,000 in tax fees billed by Ernst & Young shown above were for tax consultation services in connection with our evaluation of the federal tax impact of the Class B Stockholders’ sale of their shares of our common stock in September 2006.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to review and pre-approve audit-related and permissible non-audit services to be performed by our independent registered public accounting firm and associated fees between Audit Committee meetings if the full committee is not available to provide such review and approval. The Chair promptly reports any decisions to pre-approve audit-related and non-audit services and fees to the full Audit Committee. All of the fees shown above for 2007 were approved in advance by or on behalf of the Audit Committee.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008 requires the affirmative vote of a majority of our shares of common stock present in person or by proxy and entitled to vote on the matter at the meeting of stockholders.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

BOARD INFORMATION

Corporate Name

We amended our Restated Certificate of Incorporation to change our corporate name to tw telecom inc. on March 12, 2008. Our stockholders approved the name change by written consent on September 26, 2006. We are presently using our former name, Time Warner Telecom Inc., as a trade name until July 1, 2008 when we will begin using tw telecom inc. as our name and tw telecom® as our brand.

Governance Structure

Our directors are elected annually. The size of our Board is governed by our bylaws, which provide that the Board may set the number of directors by resolution. The Board has determined that our Board currently will be composed of six members.

The Nominating and Governance Committee will consider nominees for directors recommended by stockholders if there is or is anticipated to be a vacancy on the Board and those nominations are submitted in writing to our corporate secretary not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, as required by our bylaws. A stockholder recommendation must include detailed contact information, biographical information, relevant qualifications for Board membership, information regarding any relationships between the candidate and us within the last three years and any relationships between the candidate and the stockholder, and a written indication of the candidate’s willingness to serve. The candidate must be willing to be interviewed by the Nominating and Governance Committee and to supply all additional information required for the Nominating and Governance Committee to determine whether the candidate is qualified. The Committee will only consider recommendations of nominees who satisfy the minimum qualification prescribed by the Committee for Board candidates, including the ability of the candidate to represent the interests of all stockholders and not serve for the purpose of advancing the interests of any particular stockholder group or other constituency. The Nominating and Governance Committee evaluates stockholder-recommended candidates using the same criteria it uses to evaluate candidates identified through other sources.

Our directors have a critical role in guiding our strategic direction and overseeing our management. The Nominating and Governance Committee believes that all persons nominated to serve as a director should possess the following minimum qualifications:

•	The highest personal and professional ethics and integrity,

•	Sound business judgment,

•	The absence of conflicts of interest that would impair the individual’s ability to exercise independent judgment and otherwise discharge his or her fiduciary obligations,

•	Sufficient time to devote to their responsibilities as a Board member,

•	Requisite knowledge, skills and experience to understand our business, and

•	Ability to meet Nasdaq and other requirements with respect to independence and financial literacy.

Other qualifications that we consider include:

•	Significant senior management or leadership experience,

•	Industry experience,

•	Strategic vision, and

•	Diversity in perspective.

We also believe that it is important for the Board to operate in a cooperative and collegial atmosphere and the Nominating and Governance Committee will consider whether candidates will promote that value. In considering a candidate, the Nominating and Governance Committee will consider the current composition and expertise of the serving members and whether additional expertise relevant to the duties of a Board member that a candidate may possess would be beneficial. The Nominating and Governance Committee assembles relevant information regarding potential nominees and designates one or more members to interview candidates that it believes meet the minimum qualifications. The Nominating and Governance Committee solicits recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including other Board members. In addition, the Committee may solicit the views of our CEO and other members of our executive team. The Committee may also engage a search firm to identify qualified candidates, but did not do so to identify any current nominees.

Meetings

In 2007, the Board of Directors held five meetings. Each director attended at least 75% of all Board and committee meetings on which such director served during 2007. Our independent directors regularly meet in executive session without our CEO present.

Our policy regarding attendance by members of the Board at our Annual Meeting of Stockholders is to encourage our directors to attend, subject to their availability for travel at that time. In 2007, all members of the Board at the time of the Annual Meeting attended the Annual Meeting.

Communication with Board of Directors

Information about our process for stockholders who wish to send a communication to the Board of Directors can be found on our Web site at www.twtelecom.com/investors/corp_gov.html.

Committees of the Board of Directors

The Audit Committee reviews our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. It also approves the engagement of our independent registered public accounting firm and the scope of their audit, pre-approves any services to be performed by our independent auditors, and reviews compliance with our Code of Business Conduct. The Audit Committee operates under a written charter approved by our Board of Directors, a current copy of which is posted on our Web site at www.twtelecom.com/investors/corp_govt.html. The Audit Committee members communicate with each other through formal meetings, telephonically, and via email. They regularly meet in executive session, both with and without our independent auditors and our Senior Director, Internal Audit. The Committee held eight meetings in 2007. In addition, the Audit Committee reviewed all quarterly reports on Form 10-Q, quarterly earnings releases and the annual report on Form 10-K prior to issuance. The members are the following independent directors: Messrs. Mooney, who serves as Chairman, Young and Attorri. The members of the Audit Committee are independent as defined by Nasdaq rules. Our Board determined that Mr. Mooney qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and terms of employment of our named executive officers and certain other senior management personnel and the compensation of the independent directors. The Compensation Committee also approves all equity-based awards to the executive officers and oversees the administration of our 2000 Employee Stock Plan, our 1998 Stock Option Plan, and the 2004 Qualified Stock Purchase Plan. The Compensation Committee is composed entirely of directors who satisfy the definition of “independent” under Nasdaq rules. The Compensation Committee also makes other determinations regarding compensation matters that any tax, stock exchange, or federal securities law or regulation requires to be made by a committee composed entirely of independent or non-employee directors. The Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is posted on our Web site at www.twtelecom.com/investors/investors/corp_gov.html. The members are independent directors Messrs. Young, who serves as Chairman, Mooney and Pickle (who replaced Mr. Attorri as a member immediately following the January 2007 Compensation Committee meeting). The Compensation Committee met 14 times in 2007.

The CEO reviews the annual performance of the other executive officers with the Compensation Committee at the beginning of each year and makes recommendations to the Committee regarding the appropriate base salary, payout under our short-term incentive plan and grants of equity incentives for those persons. The Committee reviews these recommendations in executive session, which may include the compensation consultant, and determines whether to approve or adjust the recommended amounts.

The Compensation Committee may delegate to our Employee Benefits Committee, composed of management employees, the day-to-day administration and interpretation of our equity incentive plans, our 2004 Qualified Stock Purchase Plan, our welfare benefit plans and 401(k) Plan and may delegate to the CEO or another senior officer the authority to make equity-based awards and other incentive awards to non-executive employees. Before such awards are made, the Compensation Committee determines in general the type of awards to be made and the maximum number of awards that may be granted.

The Compensation Committee directly retains the services of a consulting firm, Mercer (US) , Inc., to advise the Committee on executive compensation matters, to assist in the evaluation of the competitiveness of executive compensation programs and to provide overall guidance to the Committee in the design and operation of these programs. The consultant’s primary role is to provide objective analysis, advice and information and otherwise to support the Committee in the performance of its duties. The consultant reports to the Committee Chairman, who establishes the consultant’s work agenda and determines how and to what extent the consultant interacts with management in the course of its work for the Committee. With respect to independent director compensation, the Compensation Committee obtains and reviews published survey data compiled by outside sources as well as proxy statement data compiled by our Human Resources staff.

The Committee requests information and recommendations from the consultant as it deems appropriate in order to assist it in structuring and evaluating our executive compensation programs, plans, and practices. The Committee’s decisions and recommendations to the full Board about the executive compensation program, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by the consultant. With the Committee Chairman’s approval, during 2007 the consultant worked with the CEO and selected members of our Human Resources staff to obtain the information necessary to carry out its assignments received from the Committee. With respect to the CEO’s compensation, the consultant worked solely with the Committee Chairman.

The Nominating and Governance Committee was composed of Messrs. Attorri, who serves as Chairman, and Young until April 11, 2007, when Mr. Hays replaced Mr. Young. The Nominating and Governance Committee’s members must be independent directors under applicable Nasdaq rules, and the Committee is composed entirely of directors who satisfy the definition of “independent” under those rules. The Nominating and Governance Committee identifies individuals qualified to become Board members, annually reviews the independence and qualification of incumbent Board members, recommends the director nominees to be considered for election by the stockholders or by election by the Board to fill vacancies or newly created directorships and nominates Committee members and chairs for approval by the full Board. The Nominating and Governance Committee also reviews the Board committee structure and oversees corporate governance matters, including policies regarding director selection criteria, stockholder communications with the Board, Board evaluations and stockholder nominations of Board candidates. In 2007, the Committee developed a director continuing education policy that was ratified by the full Board and in 2008 developed Guidelines for Directors that provide our directors guidance as to directors’ fiduciary duties and expected standards of conduct. The

Guidelines for Directors are posted on our Web site at www.twtelecom.com/investors/corp_gov.html. The Nominating and Governance Committee operates under a written charter, a copy of which is posted on our Web site at www.twtelecom.com/investors/corp_gov.html. The Nominating and Governance Committee held three meetings in 2007.

Director Compensation Table for 2007

The table below summarizes the compensation paid to our directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Gregory J. Attorri	63,500	54,942	319,742	—	438,184

Spencer B. Hays	41,250	28,607	239,070	—	308,927

Kevin W. Mooney	75,000	55,452	202,779	—	333,231

Kirby G. Pickle	51,333	50,256	310,190	—	411,779

Roscoe C. Young, II	70,000	55,452	173,694	—	299,146

(1)	Amounts in the columns “Stock Awards” and “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 123R, Share-Based Payment (“SFAS 123R”), of awards pursuant to our 2000 Employee Stock Plan and may include amounts granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 1 to our consolidated financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008.
(2)	Restricted stock award grants were made on January 25, 2007 and April 11, 2007, in the case of Mr. Hays, and were valued at $21.93 and $20.90 per share, respectively. Upon their election to the Board of Directors, we made stock option grants to Mr. Pickle on January 25, 2007 and to Mr. Hays on April 11, 2007 with SFAS 123R grant date fair values of $10.88 and $10.11 per share, respectively. We made stock option grants in 2007 to sitting directors on March 31, June 30, September 30 and December 31 with SFAS 123R grant date fair values of $10.30, $9.72, $10.21, and $9.08 per share, respectively.
(3)	As of December 31, 2007, each director had the following number of restricted stock awards outstanding: Gregory J. Attorri: 3,576; Spencer B. Hays: 1,825; Kevin W. Mooney: 5,000; Kirby G. Pickle: 2,500 and Roscoe C. Young, II: 5,000. As of December 31, 2007, each director had the following number of options outstanding: Gregory J. Attorri: 69,500; Spencer B. Hays: 62,000; Kevin W. Mooney: 77,000; Kirby G. Pickle: 64,165 and Roscoe C. Young, II: 27,834.

We do not compensate directors who are our employees for their services as directors. During 2007, we provided cash compensation to the independent directors consisting of a $55,000 annual retainer payable in quarterly installments. In 2007, the chair of the Audit Committee received an additional cash fee of $20,000, the chair of the Compensation Committee received an additional cash fee of $15,000 and the chair of the Nominating and Governance Committee received an additional cash fee of $8,500. Independent directors also were granted 2,500 shares of restricted common stock on January 25, 2007. The restricted stock grants will vest upon the departure of the independent director from the Board, provided that the director has served a term of one year or greater from the effective date of each grant. If the director’s departure date is less than one year from the date of any restricted stock grant, the restricted stock will be forfeited. In addition, any independent director who is elected or appointed to the Board after the annual restricted stock grant is made will receive a prorated grant for that year. The independent directors also received initial grants of options to purchase 50,000 shares of common stock, which vest over three years, and quarterly grants of options to purchase 3,000 shares of common stock at the beginning of each subsequent quarter, which vest immediately. We reimbursed our independent directors for their reasonable expenses for each Board of Directors’ or committee meeting they attended in person in 2007.

In January 2008, our Board modified the compensation plan for independent directors to provide for eligibility of independent directors to participate in our medical insurance plan on the same basis as our employees and in our executive life insurance program by paying the applicable premiums. The other elements of independent director compensation did not change.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and selects and oversees the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2007 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the committee has discussed with the independent registered public accounting firm their independence from management and the Company, and has received from and discussed with the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee also met with the Company’s senior financial and accounting personnel and the Company’s registered public accounting firm prior to the filing of the Company’s 2007 Annual Report on Form 10-K to review the application and disclosure of the Company’s critical accounting policies.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The committee has reviewed the performance of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007, and has approved, subject to stockholder approval, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

Members of the Audit Committee,

Kevin W. Mooney, Chairman

Roscoe C. Young, II

Gregory J. Attorri

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview, Roles and Philosophy

Oversight of Executive Compensation. The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors, the compensation and terms of employment of the named executive officers and certain other senior management personnel. The Committee also approves all equity-based awards to the CEO and other executive officers. The members of the Committee are independent directors Roscoe Young, Chairman, Kevin Mooney and Kirby Pickle. In this Compensation Discussion and Analysis, we refer to the persons set forth in the Summary Compensation Table as the “named executive officers” or “named executives.”

The Committee directly retains the services of a consulting firm, Mercer (US) Inc., to advise the Committee on executive compensation matters, to assist in the evaluation of the competitiveness of executive compensation programs and to provide overall guidance to the Committee in the design and operation of these programs. The consultant’s primary role is to provide objective analysis, advice and information and otherwise to support the Committee in the performance of its duties. The consultant reports to the Chairman of the Compensation Committee, who establishes the consultant’s work agenda and determines how and to what extent the consultant interacts with management in the course of its work for the Committee. We paid the consultant approximately $180,000 for its services to the Committee in 2007.

The Committee requests information and recommendations from the consultant as it deems appropriate in order to assist it in structuring and evaluating our executive compensation programs, plans, and practices. All of the decisions and recommendations to the full Board about the executive compensation program, including the specific amounts paid to executive officers, are made by the Committee alone and may reflect factors and considerations other than the information and recommendations provided by the consultant.

Compensation Philosophy. The objective of our compensation program is to attract, motivate, and retain the high caliber executives necessary to achieve our business strategy. The program is intended to provide a strong linkage with our current principal objectives that are: to increase revenue and Modified EBITDA (defined below), move us toward profitability and build long-term stockholder value. The following principles have guided the Committee’s decisions:

•

We should provide annual cash compensation including short- and long-term incentives and benefits to attract, retain, and motivate high caliber executives that is competitive with telecommunications and other companies that we compete with for executive talent.

•	We should provide individual cash award targets that reward executives for the achievement of challenging business goals.

•	We should target total cash compensation that is highly competitive for our industry.

•	The interests of executives should be aligned with those of the stockholders through a strong emphasis on equity-based compensation.

The total compensation opportunity available to senior executives consists of base salary, short-term cash incentives in the form of our Annual Incentive Plan or AIP, and long-term incentives in the form of equity-based compensation and other benefits. The Committee believes that the compensation opportunity should be market competitive and targets base salary to the market median with a total compensation opportunity that is highly competitive for our industry. In addition to market competitiveness, the Committee believes total compensation opportunities should also reflect each position’s internal value to our business, taking into account functional responsibilities, complexity, the organizational impact of the position and individual performance. Our named executives are also eligible to participate in our 401(k) plan that is available to all eligible employees and includes a partial Company match and in our broad-based medical, health, life insurance, flexible spending account and disability plans. They also receive supplemental disability and life insurance coverage that is not available to other employees.

The Committee applies the same compensation policies to all of the named executives. Differences in compensation decisions for individuals within that group are largely a function of differences in the scope and impact of their positions and the competitive markets for those positions.

Executive Compensation Evaluation Process. The Committee uses competitive market data to determine whether the amounts and types of compensation we pay our officers are appropriate. With the consultant’s assistance, the Committee annually conducts comprehensive assessments of the competitiveness of our senior executive compensation program, based primarily on how the elements of our executive compensation package and total compensation opportunities of our executives compare with those provided by a peer group of companies in the telecommunications industry and by referencing published compensation survey data from a broader group of similarly sized companies. For 2007 compensation decisions, the Committee worked with the consultant to select a peer group of companies to use for compensation comparison based on similar industry, revenue and asset size, business complexity, growth attributes and customer profile relative to us. The group of peer companies changed slightly from the prior year due to industry consolidation and our increased size after the acquisition of Xspedius Communications, LLC (“Xspedius”). The companies included in the peer group are:

Level 3 Communications Inc. Citizens Communications Co. Verisign Inc. Premiere Global Services Inc.	Centurytel Inc. Global Crossing Ltd. XO Holdings Inc. Primus Telecommunications Group Inc.	Cincinnati Bell Inc.

Because of variations in size among companies in the peer groups, compensation data was regressed to enhance its comparability. The consultant also assists the Committee with matching our executive positions against those of the peer companies and those referenced in published surveys in terms of job and functional responsibilities for comparison purposes. The Committee recognizes, however, that our profile is unique and that no other companies are directly comparable. In addition, the Committee believes that the market for executive talent in which we compete is much broader than the peer companies. As a result, peer data is augmented by published survey information covering the telecommunications industry and other companies with similar revenue size, and in some cases, compensation decisions may reflect the differences between us and the peer companies in the selected groups. The Committee carefully selected the surveys it reviews taking into account industry, geography, job scope measures, survey quality and data integrity. For 2007 compensation decisions, the Committee reviewed the following published surveys:

•	Mercer Benchmark Database

•	Mercer Telecommunications Compensation Survey

•	Watson Wyatt Survey Report on Top Management Compensation

Generally the Committee does not target compensation to a specific percentile of the peer group and retains discretion to set compensation within or outside the ranges for the peer companies.

In making its compensation decisions, the Committee used tally sheet information that showed the total value of the compensation package proposed to be delivered to each named executive with estimated stock option values based on historical valuation of our stock options using a Black-Scholes option pricing model. While mindful of the limitations of an estimated valuation using a Black-Scholes option pricing model which can change significantly depending on the assumptions employed, the Committee used these analyses to validate the internal equity between positions, the total value of the compensation in relation to the position’s scope and the market competitiveness of the compensation packages.

The Committee applies essentially the same principles and uses the same inputs to determine the CEO’s compensation as for the other named executives. Differences in the amount of her actual compensation from the other named executives are a function of almost universally higher salaries for CEOs than for other positions in the competitive market and the greater scope of her position.

Role of the CEO. The CEO reviews the annual performance of the other executive officers with the Committee at the beginning of each year and makes recommendations to the Committee regarding the appropriate base salary, payout under the AIP and grants of equity incentives for those executives. The consultant reviews these recommendations and provides input with respect to the compensation recommendations. The Committee reviews these recommendations in executive session, without the affected executives present, and exercises its full discretion to determine whether to approve or adjust the recommended amounts. The Committee assesses the performance of the CEO and determines her cash and equity compensation in executive session without any executive officers present.

Components of the Executive Compensation Program

Base Salary. Base salaries are designed to attract senior executives and retain them over time. For 2007, Committee targeted base salaries to be positioned at the median of the market for most positions. The Committee reviewed the base salaries of our CEO and named executives against published survey data and considered individual performance and the complexity and impact of each position. The Committee also considered internal equity, which focused on whether comparably situated executives are paid fairly relative to each other and to our other management levels. Based on these factors, the Committee determined that increases recommended by the CEO for the other named executives were required to bring their base salaries to target levels, to remain competitive. The Committee also considered the CEO’s base salary relative to market data and our increased size resulting from the Xspedius acquisition and took into account our strong 2006 performance in determining the CEO’s 2007 salary increase of 23%. Base salaries of the other named executives in 2007 were adjusted by amounts ranging from 3.5% to 25%. Our Chief Financial Officer (CFO), who received a 25% base salary increase, was relatively new to his position when salaries were set for 2006, and as a result, his salary was below market competitive levels. The salary increase in early 2007 moved his salary closer to the market median and reflected his growth and performance in his new role. Our increased size and the resulting increased position scopes were also factors affecting the salary decisions for the Chief Operating Officer (COO) (12% increase) and CFO.

Because our short-term AIP is structured as a percentage of base salary, an increase in base salary will increase the executive’s potential opportunity under the AIP. However, the actual amounts paid are based on performance as described below. The long-term incentives are not based on a multiple of salary. Insured benefits, such as life insurance and disability, are also linked to base salary.

Short-Term Incentives. The AIP is a short-term component of incentive compensation designed to align our senior executives’ pay (i) with our annual performance and (ii) with the individual’s performance of his or her job during the preceding year. It is intended to focus executives on specific corporate and individual goals and attributes that are important to our long-term success.

For 2007, we changed the manner in which we determine AIP payouts to employees other than the named executives and certain other senior executives in order to strengthen the linkage between reward and individual performance. Unlike prior years, Company performance is used to determine the size of the AIP pool for those employees but is not a specific component of the individual awards under the program. At our first Board meeting of the year, once financial information is available for the preceding full fiscal year, the Board reviews our performance for purposes of determining the size of the AIP pool for employees other than the named executives and certain other senior executives. The Board reviews our performance against financial and corporate objectives established at the beginning of the prior fiscal year, makes a qualitative assessment of our other accomplishments during the year and reviews our performance and shareholder value creation compared to other companies in our industry. The Board determined that our 2007 performance was slightly below the stretch revenue growth and Modified EBITDA objectives and that we out-performed against our other corporate objectives especially with respect to the integration of Xspedius, and performed favorably in relation to our peers. On that basis, our Board determined that the pool for 2007 AIP payments to the employees eligible for AIP other than our named executives and certain other senior executives would be approximately 100% of their aggregate individual targets.

The corporate financial objectives related to revenue, Modified EBITDA and capital expenditures set at the beginning of 2007 that formed part of the criteria for the general level of AIP payouts reflected growth and improvement over prior years’ results. The Board believed that the objectives were aggressive, and would require an unusual level of effort on the part of the named executives and our other employees to reach the objectives. Although revenue and Modified EBITDA growth are important metrics against which we measure performance, these objectives are only one data-point among many (discussed below) which the Committee uses to measure and reward our named executives.

The individual target short-term incentives for each named executive for 2007 ranged from 75% to 200% of their base salaries, and payouts may range from 0% to 200% of the target. We do not guarantee that executives will receive payouts under the AIP at their individual target levels. The Committee assessed the individual AIP targets for each position that were established for the prior year in part by reference to market data and in part based on the potential impact of the executive’s position on our results. On that basis, the Committee concluded that the individual targets remained at appropriate levels. The Committee also reviewed market data for total cash compensation supplied by the compensation consultant and compared the total cash compensation opportunity for our executive officers to that data to assure that the total cash opportunity remains competitive. However, the AIP awards made in any year are more a function of our and the executives’ performance than market survey comparisons. The individual threshold, target and maximum opportunities of the named executives as a percentage of base salary are disclosed in the Grants of Plan Based Awards Table, and actual incentives paid for 2007 are disclosed in the Summary Compensation Table.

There is no strict formula for determining the extent to which AIP payouts to the named executives will be above or below the individual targets. One factor the Committee considers is the percentage applied to create the pool for the other AIP eligible personnel, which itself reflects the Committee’s assessment of the Company performance factors described above. This factor, together with the individual performance factors discussed below, constitute the basis for determining the actual AIP payouts to the named executives. The Committee does not believe that quantitative financial measures should be a significant determinant of the short-term incentive payments because management needs flexibility to take actions in response to a dynamic environment that position us well for the longer term, even if those actions adversely affect short-term results.

For 2007, the individual performance factors, assessed on a largely qualitative basis, that the Committee considered in approving the AIP payments for the named executives other than the CEO included

•	their impact on our results;

•	their demonstration of strategic leadership, and

•	their leadership of people.

For the named executives other than the CEO, the CEO made recommendations to the Committee regarding the amounts to be paid under the AIP, applying the factors mentioned above, based on her in-depth knowledge of each individual’s performance, the assessment of their peers and the individual’s manager’s assessment, in the case of Ms. Stuart who reports to Mr. Peters. Based on their assessments of the relevant factors, the Committee determined that awards of 100% of targets were appropriate for Messrs. Peters, Blount and Jones and 98% for Ms. Stuart.

The Committee determined the CEO’s AIP payout of 100% of target by assessing

•	our overall 2007 performance quantitatively against the objectives established early in the year, and

•	qualitatively, weighting more heavily her

•	strategic leadership,

•	leadership of the executive team,

•	ability to manage us in the market environment, and

•	effectiveness in communicating with external stakeholders such as investors and analysts.

Long-Term Equity Incentives. Our long-term incentives are designed to create incentives for executive officers to remain with us and to align the interests of executives with stockholders by rewarding executives for results that create stockholder value over the longer term. The Committee historically granted stock options to our executive officers for this purpose. Since 2004, we have used restricted stock and restricted stock units (“RSUs”) in addition to stock options to increase the retention value of the equity component. In determining the size and type of awards, the Committee considers several factors including the unvested values of prior equity grants that remain under those awards to provide retention value over the next three to four years, and our performance. The Committee designs our long-term incentives on an annual basis to achieve its compensation goals most effectively in light of the circumstances existing at the time of grant. The value of equity granted to executives in comparable roles at peer group companies and the similarly sized industry group of companies described above are referenced to ensure that incentive awards are market competitive.

There is no pre-established policy or targets for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, the equity component of total direct compensation for the CEO, COO and CFO is a higher percentage of total direct compensation than for the General Counsel and Chief Accounting Officer because of differences in those positions’ potential impact on our results. The Committee believes that a set strategy would hamper the flexibility of the compensation program and hinder adjustments necessary in the highly competitive and dynamic environment in which we operate.

In January 2007, the Committee approved grants of RSUs and stock options to the named executives. The RSU grants are 25% performance-based and 75% service-based. The Committee chose to include performance-based awards to create additional performance incentives to link executive incentives with stockholder value and to match market trends in executive compensation practices. However, because of the difficulty in establishing meaningful performance targets for a two year period spanning our integration of Xspedius and a period of volatility in our industry, the Committee decided that performance-based RSUs should form a small component of the total compensation package for the named executives. The Committee also determined that additional retention incentives were needed in the form of service-based RSUs.

The percentage of shares that will vest under the performance-based RSUs varies depending on the percentage of the compounded annual revenue growth and Modified EBITDA margin targets that we attain over the two year period ending December 31, 2008. Due to the expected difficulty in reaching the target metrics and as an additional incentive for performance, the RSU agreements provide for additional RSU grants if our performance exceeds the targets to a specified degree. Modified EBITDA is a non-GAAP measure that we define as net income or loss before depreciation, amortization and accretion expense, interest expense, interest income, debt extinguishment costs, investment gains (losses), impairment charges, income tax expense (benefit), cumulative effect of change in accounting principle, and non-cash stock-based compensation. Modified EBITDA Margin is Modified EBITDA expressed as a percentage of revenue.

The Committee chose compounded annual revenue growth rate and Modified EDITDA margin targets for the performance-based RSU awards because we use these measures and other measures internally to evaluate the performance of our business and we believe that achievement of these targets should create stockholder value over the long term. If we make a material acquisition or disposition during the two year reference period, or experience a significant loss of revenue or a material loss or expense from an event beyond management’s control (such as the loss of a significant customer’s revenue, adverse economic conditions, a natural disaster, etc.), the Board has the sole discretion to adjust the performance targets. The number of shares shown in the table entitled “Grants of Plan-Based Awards” is the maximum number of RSUs that can vest if we attain or exceed the target levels for the two performance measures.

The other 75% of the RSUs granted in 2007 are service-based and vest 25% per year beginning on December 31, 2007 provided the executive is our active full-time employee in good standing on the vesting date. These service-based awards were made to both incent and retain our executive team. Finally, in reviewing both competitive market data and the portfolio of unvested options from prior grants to our named executives, the Committee decided that a portion of long-term incentives granted should be in the form of stock options to provide explicit linkage between stock price performance and executive efforts, and provide leveraged rewards aligned with stockholder interests. The stock options vest over four years at the rate of 25% annually on the anniversary of the grant date.

The compounded annual revenue growth rate and Modified EBITDA margin of targets that were established at the beginning of 2007 for the performance-based RSUs reflected growth and improvement over prior years’ results. When the targets were set, the Committee believed that the targets were aggressive, and would require considerable effort on the part of the named executives and our other employees, and that the likelihood of achieving full vesting was moderate. Performance-based RSUs that were granted in early 2006 were vested at 100% in January 2008 based on the achievement of the two year compounded revenue growth and Modified EBITDA targets established for those grants. Our performance in 2006 was exceptionally strong, and the Committee believes that the performance targets for the 2007 grants may be more difficult to achieve due to a more challenging economic environment.

Acceleration of Vesting Upon Change of Control. The RSUs and stock options that we granted to the named executives and other employees in 2007 and 2008 generally vest upon the completion of a change in control. We adopted the so-called “single” trigger treatment for these equity awards because:

•	We believe these provisions are consistent with current market practices in our industry and other technology companies;

•

We believe that our employees should have the same opportunities as stockholders to sell their equity at the time of the change in control event and realize the value created at the time of the transaction;

•	Employees’ outstanding equity should not be tied to a new company’s future success;

•	The underlying performance goals for performance-based RSUs are not likely to remain meaningful for the combined company; and

•	Single trigger vesting enhances the retention value of the equity at the time of grant.

Employment and Change of Control Employment Agreements. The Committee believes that severance protection for executives is an important tool for attracting and retaining key employees, remaining competitive with the market for executive talent and protecting stockholder interests in a change-of-control situation. In 2007, we entered into new Employment Agreements and Change of Control Employment Agreements (“Change of Control Agreements”) with Messrs. Peters, Jones and Stuart. These agreements superseded prior agreements with those executives that covered both pre-and post-change of control scenarios. Ms. Herda and Mr. Blount are parties to employment agreements that were entered into in November 2004 and January 2006, respectively, with terms and conditions as described under “Potential Payments upon Termination or Change-in-Control.”

The Change of Control Agreements are intended to promote continuity of management if a change of our control occurs thereby enhancing the value of the entity to a potential buyer and to provide retention incentives for our senior executives during a period of consolidation in our industry. In addition, the Change of Control

Agreements are intended to provide appropriate protection to the named executives and other key management personnel to minimize personal financial concerns when considering and negotiating corporate transactions that may be in our stockholders’ best interests.

The Change of Control Employment Agreements become effective when a Change of Control as defined in the Agreements (see “Potential Payments Upon Termination or Change-in-Control—New Agreements for Other Named Executives—Change of Control Employment Agreements”) occurs and supersede the Employment Agreements. The payments under the Change of Control Agreements that are described below under “Potential Payments Upon Termination or Change-In-Control” are triggered if a Change of Control occurs and within 13 months (for Messrs. Peters and Jones) and 18 months (for Ms. Stuart) we or our successor terminate the executive without Cause, as defined in the Change of Control Agreements, or the executive terminates his or her employment for Good Cause, as defined in the Change of Control Agreements. The Committee chose a double trigger for the severance benefits under these agreements because the Committee believes that the named executives who are parties to those agreements should not be entitled to benefits merely because a Change of Control has occurred and because we want to encourage them to remain with us or our successor for some period to facilitate a smooth transition.

The Change of Control Agreements provide for payment of severance benefits if the executives terminate their employment within the same 13 month or 18 month period, as applicable, for Good Cause as defined in the Change of Control Agreements, because the Committee believes that termination by the executive for Good Cause is essentially a constructive termination and is conceptually the same as termination by us without Cause. The Committee also believes that this protection is necessary because a potential acquirer may have an incentive to constructively terminate an executive to avoid paying severance benefits. For the same reason, we have defined Cause more narrowly in the Change of Control Agreements than in the Employment Agreements, to avoid potential pretext by an acquirer seeking to avoid severance obligations.

Messrs. Peters and Jones also have the right during a 30-day period beginning on the one year anniversary of a Change of Control to terminate their employment for any reason and receive severance payments. We provided this right for these two positions because their functions and effectiveness are more likely than others to be adversely affected by a change in corporate culture or work environment occasioned by a Change of Control. As a result, the Committee believes that the additional protection of a limited termination right is appropriate. Because of this additional protection, Mr. Peters and Mr. Jones have the shorter 13 month period following a Change in Control during which a termination may trigger severance payments.

Timing of Equity Awards. Since 2004, the Committee’s practice has been to grant equity-based awards at the first Board meeting of the fiscal year or shortly thereafter, after our year end financial results are available to the Committee for review. This is the same time that the Committee reviews base salaries and determines the payouts under the AIP. The Committee makes equity awards at this time because it prefers to address the entire executive compensation package at one time. Equity awards may also be made at other times of the year for new hires or promotions. The exercise price of options is the closing price of our common stock on the Nasdaq Global Select Market on the grant date. The grant date for annual equity awards to the named executives is the date that the Committee approves the awards. For new hires or promotions, the grant date is the effective date of the new hire or promotion.

Securities Trading Policy. Our insider trading policy prohibits all employees and directors trading in any interest or position relating to the future price of our stock, such as puts, calls or short sales.

Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code limits our income tax deduction for certain executive officers’ compensation unless the requirements of the section are met. While the Committee intends to maximize the deductibility of executive compensation where practicable, we may pay compensation that is not fully deductible if the Committee believes it is in our best interest to do so. As a result of our current tax situation and current compensation levels, the Committee does not believe that the loss of any deductibility of executive compensation will be material to our results. Implementation of a cash short-term incentive plan that complies with Section 162(m) would limit our flexibility without a sufficient corresponding benefit to us. Therefore, at this time, the Committee has decided not to adopt a qualifying incentive bonus plan applicable to cash short-term incentives. The Committee intends to review the advisability of adopting such a plan in the future if our tax position or compensation levels change significantly. Our 2000 Employee Stock Plan, as amended, enables the Committee to authorize the issuance of qualified performance-based stock awards to executives that would comply with Section 162(m). The Committee authorized the issuance of performance-based RSUs in January 2006 and in January 2007 and may consider issuing performance-based equity awards in the future rather than stock compensation such as restricted stock that is subject to limitations on deductibility.

Compensation Committee Report

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis required by Item 402(b) of Securities and Exchange Commission Regulation S-K, and based on that review and discussion, recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders.

Compensation Committee:

Roscoe C. Young, II, Chairman

Kevin W. Mooney

Kirby G. Pickle

Summary of Compensation for 2007

The following table summarizes the total compensation paid or earned for the years ended December 31, 2007 and 2006 by each of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (2)	Total ($)
Larissa L. Herda, Chairman, President, and Chief Executive Officer	2007 2006	800,000 650,000	— —	1,762,290 753,911	1,105,356 1,188,950	1,600,000 1,300,000	21,666 28,490	5,289,312 3,921,351

Mark A. Peters, Executive Vice President and Chief Financial Officer	2007 2006	350,000 280,000	— —	1,000,674 321,481	394,419 156,278	262,500 420,000	15,884 14,368	2,023,477 1,192,127

John T. Blount, Chief Operating Officer	2007 2006	476,000 425,000	— —	1,205,325 506,991	691,948 614,785	476,000 850,000	16,941 22,478	2,866,214 2,419,254

Paul B. Jones, Executive Vice President, General Counsel and Regulatory Policy	2007 2006	311,535 301,000	— —	462,024 190,476	228,562 275,697	233,651 451,500	17,085 23,007	1,252,857 1,241,680

Jill R. Stuart, Senior Vice President, Accounting and Finance and Chief Accounting Officer	2007 2006	220,006 191,000	— —	376,520 107,160	184,168 109,183	161,700 238,750	16,087 14,954	958,481 661,047

(1)	Amounts in the columns “Stock Awards” and “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123R, of awards pursuant to our 1998 Stock Option Plan and 2000 Employee Stock Plan and reflect amounts granted in and prior to 2007, rather than the amounts paid to or realized by the named executive officers. Assumptions used in the calculation of these amounts are included in Note 1 to our consolidated financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. The value ultimately realized by the named executive officers may be significantly more or less than the amount indicated, depending upon the price of our common stock at the time of vesting, exercise and sale and whether or not certain performance and employment criteria are met to allow vesting.
(2)	Represents amounts paid in 2008 in respect of 2007 performance under our AIP. The AIP is described in “Executive Compensation and Other Information—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Short-Term Incentives” and following the table titled “Grants of Plan-Based Awards for 2007.”
(3)	The amount shown in the “All Other Compensation” column includes contributions of $11,250 made by us to our defined contribution 401(k) plan on behalf of each named executive officer. Insurance premiums and tax reimbursements, each of which is less than $10,000 for each named executive officer, comprise the additional amounts in this column.

The base salaries for the named executive officers for 2008 are $850,000 for Ms. Herda, $364,000 for Mr. Peters, $492,660 for Mr. Blount, $319,323 for Mr. Jones, and $227,700 for Ms. Stuart. We do not currently have our own pension plan. However, Mr. Jones and Ms. Stuart will, upon retirement, be entitled to receive benefits under the Time Warner Cable Pension Plan based on their service to us or Time Warner Cable on or prior to December 31, 1998.

Grants of Plan-Based Awards for 2007

The following table lists our grants and incentives during the year ended December 31, 2007 of plan-based awards, both equity and non-equity based including AIP, to the executive officers named in the Summary Compensation Table. There is no assurance that the grant date fair value of stock and option awards will ever be realized or that any amount under the AIP will be paid out.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($ / Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Larissa L. Herda	1/25/2007 1/25/2007 1/25/2007 N/A	— — — —	— — — 1,600,000	— — — 3,200,000	— — — —	— 37,500 — —	— 67,500 — —	112,500 — — —	— — 150,000 —	— — 21.93 —	2,467,125 822,375 1,631,460 N/A

Mark A. Peters	1/25/2007 1/25/2007 1/25/2007 N/A	— — — —	— — — 262,500	— — — 525,000	— — — —	— 25,000 — —	— 45,000 — —	75,000 — — —	— — 100,000 —	— — 21.93 —	1,644,750 548,250 1,087,640 N/A

John T. Blount	1/25/2007 1/25/2007 1/25/2007 N/A	— — — —	— — — 476,000	— — — 952,000	— — — —	— 25,000 — —	— 45,000 — —	75,000 — — —	— — 100,000 —	— — 21.93 —	1,644,750 548,250 1,087,640 N/A

Paul B. Jones	1/25/2007 1/25/2007 1/25/2007 N/A	— — — —	— — — 233,651	— — — 467,303	— — — —	— 10,000 — —	— 18,000 — —	30,000 — — —	— — 40,000 —	— — 21.93 —	657,900 219,300 435,056 N/A

Jill R. Stuart	1/25/2007 1/25/2007 1/25/2007 N/A	— — — —	— — — 165,005	— — — 330,009	— — — —	— 10,000 — —	— 18,000 — —	30,000 — — —	— — 40,000 —	— — 21.93 —	657,900 219,300 435,056 N/A

Amounts in column (d) represent target awards under the AIP, our short-term cash incentive plan, which equal a specified percentage of base salary as in effect on December 31 of the year before payment is made. The target awards for each individual range from 75% to 200% of base salary for 2007. Target amounts are not guaranteed and there is no minimum or threshold amount. AIP awards of up to 200% of target could be paid for extraordinary company and individual performance and amounts significantly below target could be awarded for lesser performance. The amounts in column (e) represent 200% of the target amount. The actual amount of the AIP payouts made in 2008 in respect of 2007 performance is the amount shown in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. There is no strict formula for determining the extent to which AIP awards to named executives will be above or below the aggregate individual targets. See “Compensation Discussion and Analysis–Short Term Incentives” for a discussion of how the individual awards to the named executives in respect of 2007 performance were determined.

The Compensation Committee approved option and RSU grants in 2007 for the named executives. The options vest in 25% increments on each anniversary date of the grant date and are shown in column (j). Of the RSUs granted, 25% are performance-based and 75% are service-based awards. The service-based RSUs vest 25% per year beginning on December 31, 2007 provided the executive is an active full-time employee of ours in good standing on the vesting dates. The service-based awards are shown in column (i) of the above table. The performance-based RSUs vest in January 2009 provided the executive is employed by us on that date and we attain certain compounded annual revenue growth rate targets and Modified EBITDA margin targets for the two calendar years ending December 31, 2008. The Board of Directors will make a determination of achievement of the compounded annual revenue growth and Modified EBITDA margin targets at the first Board of Directors meeting in 2009, but no later then January 30, 2009 or the date when reliable financial information is available. As additional incentive for performance, the RSU agreements provide for additional RSU grants if our performance exceeds the targets to a specified degree. The RSUs are settled in shares of our common stock.

The percentage of units that will vest under the performance–based RSUs will vary depending on the percentage of the targets we attain during the two-year measurement period. The number of shares shown in column (g) of the above table is the number of RSUs that would vest if we attain the target levels for the two performance measures, and the number of shares shown in column (h) is the maximum number of RSUs that would vest if we exceed the target levels for the two measures. If we make a material acquisition or disposition during the two year reference period, or experience a significant loss of revenue or a material loss or expense from an event beyond management’s control (such as the loss of a significant customer’s revenue, a natural disaster, etc.) the Board of Directors has sole discretion to adjust the performance targets.

Outstanding Equity Awards at Fiscal Year End

The following table lists outstanding option and stock awards to the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Larissa L. Herda	440,000	—		N/A	14.72	11/15/2011	6,562	(5)	133,143	75,000	(3)	1,521,750
	70,000	—			53.00	11/27/2010	75,000	(3)	1,521,750	37,500	(4)	760,875
	1,000,000	—			34.50	11/17/2009	84,375	(4)	1,711,969
	330	—			12.00	8/5/2008
	—	150,000	(1)		21.93	1/24/2014
	—	100,000	(1)		3.46	1/12/2012

Mark A. Peters	24,062	—		N/A	27.00	7/19/2009	37,500	(3)	760,875	37,500	(3)	760,875
	18,000	—			61.00	8/2/2010	56,250	(4)	1,141,313	25,000	(4)	507,250
	—	18,750	(1)		3.46	1/12/2012
	—	469	(2)		6.53	3/30/2014
	—	1,407	(2)		4.80	9/29/2014
	—	33,750	(1)		3.95	3/31/2012
	—	100,000	(1)		21.93	1/24/2014

John T. Blount	300,000	—		N/A	34.50	11/17/2009	1,875	(5)	38,044	50,000	(3)	1,014,500
	40,000	—			53.00	11/27/2010	15,000	(6)	304,350	25,000	(4)	507,250
	118,950	—			14.72	11/15/2011	50,000	(3)	1,014,500
	—	56,250	(1)		3.46	1/12/2012	56,250	(4)	1,141,313
		100,000	(1)		21.93	1/24/2014
		75,000	(1)		6.22	6/30/2012

Paul B. Jones	100,000	—		N/A	34.50	11/17/2009	1,125	(5)	22,826	20,000	(3)	405,800
	25,000	—			53.00	11/27/2010	20,000	(3)	405,800	10,000	(4)	202,900
	3,750	18,750	(1)		3.46	1/12/2012	22,500	(4)	456,525
	3,000	—			10.16	11/9/2010
	—	40,000	(1)		21.93	1/24/2014

Jill R. Stuart	8,500	—		N/A	26.88	7/22/2009	12,500	(3)	253,625	12,500	(3)	253,625
	18,000	—			61.00	8/2/2010	22,500	(4)	456,525	10,000	(4)	202,900
	5,000	—			7.25	9/27/2011
	8,000	—			14.72	11/15/2011
	—	18,750	(1)		3.46	1/12/2012
	—	40,000	(1)		21.93	1/24/2014

(1)	Options vest at a rate of 25% per year over the first four years of the seven-year option term.
(2)	Options vest at a rate of 25% per year over the first four years of the ten-year option term.
(3)	Represents service- and performance-based RSUs that were granted in 2006 under the 2000 Employee Stock Plan. The service-based RSUs vest on December 31, 2009 if the named executive is an active full-time employee of ours in good standing on that date and the performance-based RSUs vested on January 30, 2008. The performance-based RSUs vested at 100% because the Board of Directors determined that we had attained the compounded annual revenue growth and Modified EBITDA targets that were established in 2006 when the performance-based RSUs were granted. The dollar amount recognized for performance-based RSUs is included in the Summary Compensation Table reflecting our estimation that it was probable that the performance targets would be met.
(4)

Represents service- and performance-based RSUs that were granted in 2007 under the 2000 Employee Stock Plan. The service-based RSUs vest at a rate of 25% per year on December 31 over the four year vesting period if the named executive is an active full-time employee of ours on the vesting dates. The performance-based RSUs vest in early 2009, provided we attain certain targets. For a more detailed discussion, see “Executive Compensation and Other Information—Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Equity Incentives” and the discussion following the table titled “Grants of Plan-Based Awards for 2007.”

(5)	Restricted stock awards granted on January 20, 2004 vest at a rate of 25% per year over a four-year vesting period provided that the grantee is employed by us on the vesting dates.
(6)	Restricted stock awards granted on July 1, 2005 that vest on July 1, 2008 if the grantee is employed by us on that date.

Option Exercises and Stock Vested During 2007

The table below discloses certain information regarding options that were exercised and stock awards vested during 2007, for the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Larissa L. Herda	569,670	6,978,752	34,687	710,005

Mark A. Peters	67,247	935,584	18,750	379,500

John T. Blount	169,800	2,924,009	35,625	721,219

Paul B. Jones	37,250	375,718	8,625	175,931

Jill R. Stuart	24,781	413,085	7,500	151,800

(1)	The amount shown is the difference between the market price of the underlying shares of our common stock at exercise and the exercise price of the options.
(2)	Amount shown is the aggregate market value of the vested shares of restricted stock on the vesting date and shares of common stock issued upon vesting of RSUs.

Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements with each of the named executive officers and change of control employment agreements with three of the named executives.

Our CEO’s Agreement. Ms. Herda’s agreement has a five year initial term commencing November 1, 2004. Ms. Herda’s base salary was $800,000 in 2007 and is $850,000 for 2008, and her target AIP was 200% of her annual salary in 2007 and is 175% of her annual salary in 2008, with actual AIP amounts that may range from 0% to 200% of her AIP targets depending on her and our actual performance. Her base salary may be increased at the Board’s discretion, but may not be reduced. In addition, Ms. Herda is entitled to payments each year equal to 167% of the premium we would have to pay to obtain, from a carrier chosen by us, term life insurance coverage on Ms. Herda’s life in specified amounts, which Ms. Herda is not obligated to use to purchase life insurance. We do not take these amounts into account in determining Ms. Herda’s AIP, which is based on a percentage of her salary. Ms. Herda is also entitled to certain supplemental disability coverage at our expense in addition to our standard group disability plan.

Ms. Herda may terminate her employment with us upon 30 days’ notice if she notifies us in writing within 180 days after the occurrence of any of the following events that constitute “good reason”:

•	A change of more than 50 miles in the location of her office or our principal executive offices;

•

A material reduction in her responsibilities (excluding appointment of a non-executive Chairman of the Board if required or deemed advisable by our Board because of legal or regulatory requirements); or

•	Our material breach of the agreement.

We may, with the approval of a majority vote of our Board of Directors, terminate Ms. Herda’s employment without cause. If Ms. Herda terminates her employment for “good reason” or we terminate her employment without cause she may elect either:

•

To receive a lump-sum payment of the discounted present value of her base salary and annual target AIP amount otherwise payable during the remaining term of employment, but not less than the sum of her salary and target AIP amount pro-rated for a 24-month period; or

•

To remain an employee for up to 24 months and, without performing any services, receive the base salary and annual target AIP amount otherwise payable, plus a lump sum payment at the end of the 24-month period of the discounted present value of the base salary and annual target AIP amount that would have been payable for the balance of the employment term or 24 months, whichever is greater.

In addition, from the date Ms. Herda ceases to be paid on our payroll until the date she no longer receives health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, or the last day of the initial term of her agreement, whichever is earlier, we must pay Ms. Herda $15,800 per year. Thereafter, we must pay her $5,000 per year until she is eligible to receive health benefits due to other employment or the initial term of her agreement expires. Ms. Herda must execute a full release of claims against us in order to receive the payments and benefits described above. Ms. Herda is restricted from becoming an officer, director, partner or employee of or consultant to or acting in any managerial capacity with or owning any equity interest (other than owning less than 1% of any publicly traded company) in any business entity defined as a “Competitive Business Entity” under the agreement or soliciting our employees for another employer for any period during the term of her employment and for 18 months following the effective date of termination.

If Ms. Herda becomes disabled during the term of her employment agreement, she will receive her salary for the first 26 weeks of the disability. Thereafter, we may elect to terminate her employment and pay 75% of her then current salary and her target AIP amount pro-rated for an 18-month period. These payments would be reduced by amounts received from workers’ compensation, social security, and disability insurance coverage that we provide.

If Ms. Herda dies during the term of her employment agreement, her beneficiaries will receive her earned and unpaid salary for up to 30 days after the date of death and a pro rata portion of her target AIP amount for the year of death and any benefits that may be due to her estate or beneficiaries under the provisions of any of our benefit plans.

Agreements With Other Named Executives. The employment agreements with the named executives other than Ms. Herda have the following terms:

Executive	Agreement Initial Term	End Date	Minimum Annual Salary	AIP Target (% of Base Salary)
John Blount	4 years	January 29, 2010	$492,660	100%
Mark Peters	3 years	September 28, 2010	$364,000	75%
Paul Jones	3 years	September 28, 2010	$319,323	75%
Jill Stuart	18 months	March 29, 2009	$227,700	75%

The actual AIP amount paid to each executive may range from 0% to 200% of the target amount depending on our and their performance. The table reflects the minimum annual base salaries of the named executives under the terms of their employment agreements for 2008, which are their 2008 base salaries. The base salary amounts shown in the summary compensation table for 2007 were their minimum annual base salaries under their employment agreements for 2007.

Mr. Blount’s Agreement.

Termination With and Without Cause. Mr. Blount’s agreement includes a narrow definition of the term “cause.” If we terminate his employment for cause, he will only receive earned and unpaid base salary accrued through the date of termination. His agreement provides that if we materially breach the agreement or terminate his employment during the term without cause, he may elect either:

•

To receive a lump-sum payment of the discounted present value of his base salary and annual target AIP amount otherwise payable during the remaining term of employment, but not less than the sum of the salary and AIP target pro-rated for an 18-month period; or

•

To remain an employee for up to 18 months and, without performing any services, receive the base salary and annual target AIP amount otherwise payable, plus a lump sum payment at the end of the 18-month period of the discounted present value of the base salary and annual target AIP amount that would have been payable for the balance of the employment term, if any.

Mr. Blount would continue to be eligible to participate in our benefit plans and to receive all benefits received by other employees at the same level other than additional equity grants during the period he receives severance payments and for six months thereafter. If he elects to remain an employee, his options will continue to vest according to the terms of the option agreements during that period.

If we terminate Mr. Blount without cause prior to a Change in Control (as defined below), or more than three years following a Change in Control, he must execute a full release of claims against us in order to receive the payments and benefits described above. He is also restricted from becoming an officer, director, partner or employee of or consultant to or acting in any managerial capacity with or owning any equity interest (other than owning less than 1% of any publicly traded company) in any business entity defined as a “Competitive Business Entity” under the agreement or soliciting our employees for another employer for any period during which he remains on our payroll and for one year following the effective date of termination. He may not disparage us at any time.

Termination Upon Change of Control. A Change of Control occurs under Mr. Blount’s agreement if a new person or group has become the beneficial owner of more than 35% of the total voting power of our voting interests after September 26, 2006. Mr. Blount has the same two options described above under “Termination With and Without Cause” if a change in control occurs and he notifies us in writing within 180 days after he has actual knowledge of the occurrence of any of the following events:

•	A change of more than 50 miles in the location of his office or our principal executive offices;

•	A material reduction in his responsibilities; or

•	Our material breach of the agreement.

If Mr. Blount exercises his right to terminate the agreement under the Change of Control provisions, the base salary for the purpose of calculating severance is the greater of the annual salary at the rate in effect on the date of termination of employment or immediately prior to the Change of Control. If he elects to remain our employee without performing any services and then accepts full time employment with another entity, he will no longer continue to receive base salary and AIP. Instead he will be entitled to receive a discounted lump sum cash payment for the balance of the salary and target AIP that he would have received for the greater of 18 months or the remaining agreement term.

If Mr. Blount is eligible for the payments described above, he is also entitled to continued enrollment (including family coverage, if any), without premium charges in health care insurance plans providing substantially equivalent coverage to those plans in which he was enrolled immediately prior to the change of control for one year from termination.

Termination for Disability or Death. If Mr. Blount becomes disabled during the term of his employment agreement, he will receive his salary for the first 90 days of the disability. Thereafter, we may elect to terminate his employment and pay 75% of his then current salary and his applicable annual target AIP amount pro-rated for an 18-month period. These payments would be reduced by amounts received from workers’ compensation, social security, and disability insurance policies maintained by us.

If Mr. Blount dies during the term of his employment agreement, his beneficiaries will receive his earned and unpaid salary for up to 30 days after the date of death and a pro rata portion of his target AIP amount for the year of death and any benefits that may be due to his estate or beneficiaries under the provisions of any of our benefit plans.

Section 409A of the Internal Revenue Code, which may apply to payments under Ms. Herda’s and Mr. Blount’s agreements, may require us to alter the actual implementation of those agreements if a termination of their employment occurs, and we may be required to amend those agreements to comply with Section 409A.

New Agreements for Other Named Executives.

Messrs. Peters and Jones and Ms. Stuart entered into new Employment Agreements and Change of Control Employment Agreements with us effective September 28, 2007. These agreements superseded prior employment agreements with those executives that covered both pre-and post-change of control scenarios.

Employment Agreements.

The employment agreements automatically renew after their initial terms as shown above for successive one year terms unless we notify the executive of non-renewal at least sixty days prior to the end of the term or renewal term. All have a target cash annual incentive of 75% of their base salaries, the actual payout of which may range from 0% to 200% depending on our and the executive’s actual performance.

Termination With and Without Cause. If we terminate the executive’s employment other than for Cause, as defined in the employment agreements, the executive is entitled to a lump sum severance payment, contingent upon releasing us of all claims, equal to 1.5 times, in the case of Messrs. Peters and Jones, and one time, in the case of Ms. Stuart, their then current base salary and target incentive, plus an amount equal to 18 months of premiums for health care continuation coverage (less the amount the executive would have contributed to premiums under our health care plan for active employees). In such case, the executive is bound by non-competition and non-solicitation covenants for 18 months (or 12 months for Ms. Stuart). The definition of Cause in the employment agreements, while relatively narrow, is somewhat broader than the definition of Cause in Mr. Blount’s agreement. If we terminate the executive’s employment for Cause, the executive will only receive earned and unpaid base salary accrued through the date of termination.

Termination for Disability or Death. We may terminate the executive for a disability if the executive is absent from his or her duties with us for 180 consecutive days or any 180 days within any 12 month period. If we do so, we must pay the executive a lump sum equal to 75% of his or her base salary and target AIP amount for 18 months for Messrs. Peters and Jones and one year for Ms. Stuart, less any disability benefits payable to the executive under any plan that covers him or her.

If the executive dies during the term of his or her agreement, the payments would be the same as described for Mr. Blount’s agreement under “Termination for Death or Disability.”

Change of Control Employment Agreements.

The change of control employment agreements with Messrs. Peters and Jones and Ms. Stuart become effective when a Change of Control as defined in the agreements occurs and supersede the respective employment agreements with those executives. The agreements provide for the executive to be employed by us or our successor for a new term beginning with the Change of Control and continuing for three years for Messrs. Jones and Peters and 18 months for Ms. Stuart in positions commensurate with those held by them prior to the Change of Control at a base salary no less than 12 times the highest monthly salary during the prior 12 month period. The change of control employment agreements also include protections for the executive against adverse changes in their short-term incentive opportunities and other benefits. If a Change of Control occurs and within

13 months, for Messrs. Peters and Jones, or 18 months for Ms. Stuart, thereafter the executive is terminated by us or our successor without Cause, as defined in the agreements, or the executive terminates his or her employment for Good Reason, as defined in the agreements, the executive is entitled to

(i)	a lump sum severance payment equal to two times base salary and target AIP amount,

(ii)	a prorated target AIP amount for the year in which the Change of Control occurs, and

(iii)	certain payments for health care continuation coverage.

The payment is subject to the six-month delay mandated by Section 409A of the Internal Revenue Code, if applicable. Messrs. Peters and Jones also have the right during a 30-day period beginning on the one year anniversary of a Change of Control to terminate their employment for any reason and receive severance payments.

Change of Control, as used in the agreements, means that

(i)	an individual, entity or group becomes the beneficial owner of 25% or more of our outstanding common stock,

(ii)	the current members of our board of directors, or persons who were approved by a majority of the current members of the board of directors, cease to constitute a majority of the board, or

(iii)	consummation of a merger, share exchange or sale of substantially all of our assets where we are not the surviving company or the events described in (i) or (ii) above occur.

Good Reason is defined under the change of control employment agreements as:

•	the assignment to the executive of any substantial duties that are substantively inconsistent with his or her position, authority or responsibilities prior to the Change of Control;

•	a requirement to perform services at an office more than 35 miles from executive’s location prior to the Change of Control or at a location other than our principal offices;

•	a requirement to travel to a substantially greater degree;

•	our breach of any of the material compensation provisions of the agreement;

•	the failure of any successor company to assume obligations under the agreement; or

•	our purported termination of the agreement other than as permitted.

Acceleration of Vesting of Equity Grants.

If a change in control as defined in the applicable grant agreements occurs, then all outstanding options, restricted stock and RSUs held by the named executives vest. For equity incentive grants made prior to 2007, vesting occurs only if either we or our successor terminates the named executive’s employment for reasons other than cause within one year following the closing of a change in control transaction. Similar acceleration of vesting provisions apply to all of our other employees who hold options, restricted stock or RSUs.

The table below reflects projected payouts to named executive officers under the applicable agreements for potential separation scenarios, assuming the separation were to occur on December 31, 2007.

Name	Cash ($) (1)	Health & Other Benefits ($)(2)	Total ($)
Larissa L. Herda
For Cause	—	—	—
Good Reason; Other than Cause (3)(4)	4,800,000	25,367	4,825,367
Death	—	5,000,000	5,000,000
Disability (5)	2,700,000	—	2,700,000

Mark A. Peters
For Cause	—	—	—
Other than Cause, Death, Disability	918,750	41,394	960,144
COC—Good Reason; Other than Cause, Death, Disability (3)	1,225,000	41,394	1,266,394
Death	28,767	1,000,000	1,028,767
Disability (5)	689,063	—	689,063

John T. Blount
For Cause	—	—	—
Other than Cause, Death, Disability	1,897,723	—	1,897,723
COC—Good Reason; Other than Cause, Death, Disability (3)	1,897,723	14,037	1,911,760
Death	—	1,000,000	1,000,000
Disability (5)	1,071,000	—	1,071,000

Paul B. Jones
For Cause	—	—	—
Other than Cause, Death, Disability	817,779	41,394	859,173
COC—Good Reason; Other than Cause, Death, Disability (3)	1,090,373	41,394	1,131,767
Death	25,606	1,000,000	1,025,606
Disability (5)	613,335	—	613,335

Jill R. Stuart
For Cause	—	—	—
Other than Cause, Death, Disability	385,000	41,394	426,394
COC—Good Reason; Other than Cause, Death, Disability (3)	770,000	41,394	811,394
Death	18,082	1,000,000	1,018,082
Disability (5)(6)	288,750	—	288,750

The amounts shown in the table above do not include accrued salary, bonus, and vacation pay as of the date of termination and other payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination. “COC” means Change of Control, as defined in the applicable agreements.

(1)	Amounts in this column are based on the named executive’s base salary and target AIP payout for 2007 because the termination is assumed to have occurred on December 31, 2007, the last day of the performance period for AIP purposes.
(2)	Represents payments for health benefits and outplacement services and, in the event of death, life insurance. The life insurance policies are individually owned policies and the named executive officers receive additional compensation in the amount of the premiums, grossed up for taxes.
(3)

If we or our successor terminates a named executive officer without cause within one year after a Change of Control as described above under “Acceleration of Vesting of Equity Grants”, the named executive’s options, restricted stock and restricted stock units would immediately vest. Options and awards granted beginning in 2007 immediately vest in the event of a change in control without termination of employment.

Because these terms are provided on a non-discriminatory basis to salaried employees, the value of such awards are not included in the above table.
(4)	For purposes of this calculation, we assume that Ms. Herda receives payments related to health benefits to the end of her contract term.
(5)	Amounts shown in the table above represent disability lump sum payments provided for under the named executive officer’s employment agreement and would be reduced by amounts received from workers’ compensation, social security, and disability insurance policies maintained by us. In addition to the lump sum payment provided for in the named executive officer’s employment agreement, the named executive officers would receive benefits under our group disability plan and a supplemental disability insurance plan. The benefits under the group plan and the supplemental plan are not available to all employees on a non-discriminatory basis. The supplemental disability insurance policies are individually owned policies and the named executive officers receive additional compensation in the amount of the premiums grossed up for taxes. The benefits under the group plan and supplemental plan represent monthly payments in the amount of a percentage of the named executive officers’ salaries. These monthly payments would begin after a period of time where the lump sum payment was equivalent to the salary the named executive officer would have received under their employment agreement had they not been terminated. Assuming a retirement age of 66, the sum of the monthly payments that the named executive officers would receive under the group and supplemental disability plans would be as follows:

Larissa L. Herda	$8,175,000

Mark A. Peters	$4,733,203

John T. Blount	$5,622,750

Paul B. Jones	$708,255

Jill R. Stuart	$2,093,501

(6)	In the event of a change in control, Ms. Stuart’s lump sum payment for termination due to disability would be $433,125.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers, and beneficial holders of 10% or more of our shares, pursuant to Section 16(a) of the Securities Exchange Act of 1934 and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed pursuant to Section 16(a) by those reporting persons during 2007 were timely filed.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2007, including the Time Warner Telecom 1998 Stock Option Plan, the Time Warner Telecom 2000 Employee Stock Plan, as amended, and the Time Warner Telecom 2004 Qualified Stock Purchase Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders	13,344,754	$26.04	5,367,731
Equity compensation plans not approved by security holders	—	$—	—

Total	13,344,754	$26.04	5,367,731

Time Warner Telecom 1998 Stock Option Plan

The Time Warner Telecom 1998 Stock Option Plan (the “1998 Plan”) provides for the granting of non-qualified stock options to officers and eligible employees under terms and conditions set by our Compensation Committee. Generally, the outstanding options vest over periods of up to four years and expire seven to ten years from the date of issuance. As of December 31, 2007, approximately 3.0 million shares were reserved for issuance upon exercise of outstanding options and approximately 1.3 million shares were available for grant under the 1998 Plan. Our stockholders have approved the 1998 Plan.

Time Warner Telecom 2000 Employee Stock Plan

The Time Warner Telecom 2000 Employee Stock Plan, as amended (the “2000 Plan”), provides for stock options, stock awards, and stock appreciation rights to be issued to directors, officers, and eligible employees under terms and conditions to be set by our Compensation Committee. Generally, the outstanding options issued to employees and officers vest over periods of up to four years and expire seven to ten years from the date of issuance. In June 2003, the stockholders approved the addition to the 2000 Plan of 12.5 million shares of common stock that may be issued upon exercise of options or other equity awards. As of December 31, 2007, approximately 10.2 million shares of common stock were reserved for issuance upon exercise of outstanding options and vesting of equity awards and approximately 4.0 million shares of common stock were available for grant under the 2000 Plan. Our stockholders have approved the 2000 Plan and amendments in June 2003 to add 12.5 million options to the 2000 Plan and in June 2005 to, among other things, extend the 2000 Plan to 2010, add restricted stock units and performance shares to the type of awards that can be issued under the plan, eliminate the possibility of issuing stock appreciation rights in tandem with stock options, and allow for performance contingent awards that were designed to be exempt from the limits on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.

Time Warner Telecom 2004 Qualified Stock Purchase Plan

Effective October 1, 2004, we adopted the Time Warner Telecom 2004 Qualified Stock Purchase Plan (the “2004 Purchase Plan”). Employees who meet certain eligibility requirements may elect to designate up to 15% of their eligible compensation, up to an annual limit of $25,000, to purchase shares of common stock at a 15%

discount to fair market value. Stock purchases occur semi-annually, with the price per share equaling the lower of 85% of the market price at the beginning or end of the offering period. Purchase offerings are conducted each April 1 and October 1, beginning October 1, 2004. We are authorized to issue a total of 600,000 shares of common stock to participants in the 2004 Purchase Plan. As of December 31, 2007, 586,212 shares had been issued under the 2004 Purchase Plan. Our stockholders approved the 2004 Purchase Plan and we are asking the stockholders to approve an amendment at the Annual Meeting to authorize 600,000 additional shares for purchase under the 2004 Purchase Plan (see “Proposal 2—Approve the Amended Time Warner Telecom 2004 Qualified Stock Purchase Plan”).

TIME WARNER TELECOM SHARE OWNERSHIP

The following table lists the ownership of our shares by our directors and the executive officers named in the Summary Compensation Table, all directors and executive officers as a group, and persons known to us as beneficial owners of more than 5% of our common stock as of March 31, 2008, except as noted in the footnotes to the table. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of the latest reports by those entities that we received. Ownership includes direct and indirect (beneficial) ownership, as defined by Securities and Exchange Commission rules. This table assumes a base of 146,977,583 shares of common stock outstanding as of March 31, 2008, before any consideration is given to outstanding options, warrants, or convertible securities. Each executive officer’s address is c/o Time Warner Telecom Inc., 10475 Park Meadows Drive, Littleton, Colorado 80124.

	Common Stock (1)
	No. of Shares	Percent of Class	Percent of Equity	% of Voting Power
Five Percent Stockholders:

FMR LLC (2)	21,889,481	14.9%	14.9%	14.9%

Capital Group International, Inc. (3)	13,577,180	9.2%	9.2%	9.2%

Columbia Wanger Asset Management, L.P. (4)	12,519,000	8.5%	8.5%	8.5%

Xspedius Management Co., LLC & James Monroe III (5)	12,341,816	8.4%	8.4%	8.4%

Janus Capital Management LLC (6)	9,539,196	6.5%	6.5%	6.5%

Trilogy Global Advisors LLC (7)	7,704,258	5.2%	5.2%	5.2%

Directors and Executive Officers:

Larissa L. Herda	1,755,671	1.2%	1.2%	1.2%

Gregory J. Attorri	61,908	*	*	*

Spencer B. Hays	37,991	*	*	*

Kevin W. Mooney	83,333	*	*	*

Kirby G. Pickle	38,832	*	*	*

Roscoe C. Young, II	34,167	*	*	*

Mark A. Peters	96,687	*	*	*

John T. Blount	591,575	*	*	*

Paul B. Jones	199,292	*	*	*

Jill R. Stuart	75,435	*	*	*

All directors and executive officers as group (10 persons)	2,974,891	2.0%	2.0%	2.0%

*	Represents less than 1%
(1)	We have one class of outstanding common stock. Beneficial ownership of common stock has been determined in accordance with the rules of the Securities and Exchange Commission, which is based upon having or sharing the power to vote or dispose of shares and includes: (i) shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2008, as follows: Ms. Herda—1,587,830 shares; Mr. Attorri—55,832 shares; Mr. Hays—31,666 shares; Mr. Mooney—75,833 shares; Mr. Pickle— 33,832 shares; Mr. Young—26,667 shares; Mr. Peters—76,437 shares; Mr. Blount—505,950 shares; Mr. Jones—149,250 shares; Ms Stuart—53,250 shares; and all directors and executive officers as a group—2,596,547 shares, and (ii) shares of restricted stock as follows: Ms. Herda—3,937 shares; Mr. Attorri—6,076 shares; Mr. Hays—4,325 shares; Mr. Mooney—7,500 shares; Mr. Pickle—5,000 shares; Mr. Young—7,500 shares; Mr. Peters—0 shares; Mr. Blount—16,875 shares; Mr. Jones—14,500 shares; Ms. Stuart—0 shares; and all directors and executive officers as a group—65,713 shares, a portion of which were unvested as of March 31, 2008.
(2)	Formerly FMR Corp. Based on Schedule 13G as of December 31, 2007, the business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(3)	Based on Schedule 13G as of December 31, 2007, the business address of Capital Group International, Inc. is 11100 Santa Monica Blvd., Los Angeles, CA 90025.
(4)	Based on Schedule 13-G as of December 31, 2007, the business address of Columbia Wanger Asset Management, L.P. is 227 W Monroe Street, Ste. 3000, Chicago, IL 60606.
(5)	Based on Schedule 13G dated November 9, 2006, the business address of Xspedius Management Co., LLC and James Monroe III is 1735 19th Street, Denver, CO 80202.
(6)	Based on Schedule 13G as of December 31, 2007, the business address of Janus Capital Management LLC is 151 Detroit Street, Denver, CO 80206.
(7)	Based on Schedule 13F as of December 31, 2007, the business address of Trilogy Global Advisors LLC is 1114 Avenue of The Americas, 28th Flr, New York, NY 10036.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, Messrs. Young, Mooney, Attori and Pickle served on our Compensation Committee. No member of our Compensation Committee was during 2007, our officer or employee or was formerly our officer, or had any relationship requiring disclosure by us as a related party transaction under Item 404 of Regulation S-K. None of our executive officers served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Parties

We have a written policy governing transactions with related parties that applies to all transactions that are required to be disclosed as related party transactions under Item 404 of Regulation S-K, including purchases, sales, leases and financial transactions. All such transactions must be approved in advance by a member of the Audit Committee, except for transactions that are pursuant to and in accordance with a master agreement that has already been approved. The policy provides a process for the identification and internal communication of the identity of related parties and for written submission of proposed transactions and all relevant information to the Audit Committee. The Audit Committee may delegate its approval authority to one of its members on a monthly or quarterly rotating basis. If a member of the Audit Committee has an interest in a transaction that is subject to review under this policy, that member will not participate in the review or approval process.

In reviewing transactions with related parties the Audit Committee considers:

•	The overall fairness of the transaction to us by considering whether the terms, conditions and pricing are no less favorable to us than those available from unrelated third parties,

•	The materiality of the transaction to us,

•	The role of the related party in arranging the transaction,

•	The selection process for the vendor (if a purchase transaction), and

•	Other factors such as benefit to us (such as special expertise, exceptional service, expedited time frames) from the transaction that may not be available from other unrelated third parties.

The Audit Committee will approve a transaction with a related party only if it determines that the transaction is beneficial to us and the terms are fair to us. The Audit Committee may in its sole discretion approve or deny any transaction with a related party or may condition approval of a transaction upon certain protective measures such as limiting the duration or magnitude of the transaction, assuring that the related party, if an individual, is not directly involved in the ongoing relationship between us and the contracting party or in any negotiations with us or requiring that we have the right to terminate the transaction upon notice without penalty.

Related Party Transactions

We provide network and voice services to Fidelity Investments, an affiliate of FMR Corp. FMR Corp. reported beneficial ownership of 14.9 % of our common stock as of December 31, 2007. Total revenue from Fidelity Investments for the year ended December 31, 2007 was approximately $260,000. The sales to Fidelity were made on an arm’s length basis using our standard terms, conditions and pricing.

During 2007, we purchased access, long distance, collocation and related services from Level 3 Communications totaling approximately $27 million, of which approximately $2,450,000 were billings from Level 3 for new access services or circuit renewals sold to us in 2007 by Valerie Loebach, the sales person responsible for our account prior to her resignation from Level 3 in October 2007. Ms. Loebach is the sister of Larissa Herda, our Chairman, President and Chief Executive Officer. We believe that Ms. Loebach received customary sales compensation from Level 3 for sales of access service to us, which we believe would be based on new services or circuit renewals sold to us, but we do not know the specific basis for or amount of Ms. Loebach’s compensation. The purchases from Level 3 Communications were made pursuant to our standard procurement process. Among the carriers from which we purchased access services in 2007, Level 3 ranked sixth. Ms. Herda did not participate in the procurement process.

All of the transactions described above were reviewed and approved by our Audit Committee in accordance with the process described under “Review and Approval of Transactions with Related Parties.”

Proxy Solicitation

We will reimburse banks, brokers, custodians, nominees, and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Submission of Stockholder Proposals

If you wish to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2009 annual meeting, you must submit your proposals to our corporate secretary at our principal executive office no later than December 31, 2008. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote whose notice to us (containing certain information specified in our bylaws) has been received at least 90 but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting. Accordingly, for a matter that a stockholder wishes to propose for consideration at our 2009 annual meeting to be properly considered at the meeting, we must receive notice of the matter, in the form and including the content specified in our bylaws, no earlier than February 5, 2009 and no later than March 7, 2009, unless we hold the meeting more than 30 days earlier or 60 days later than June 5, 2009. If we hold the 2009 annual meeting more than 30 days earlier or 60 days later than June 5, 2009, the notice must be received no earlier than 120 days prior to the annual meeting date and not later than the later of 90 days prior to the annual meeting date or the tenth day following the date the first public announcement of the meeting date is made. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Other Business

The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Annual Report to Stockholders and Form 10-K

Our Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2007 (which is not part of our proxy soliciting materials) is being mailed to our stockholders with this Proxy Statement. This Proxy Statement and our Annual Report to Stockholders is also available at http://www.twtelecom.com/proxy. If you share an address with another stockholder, you may only receive one set of proxy materials, including the Annual Report, Form 10-K and proxy statement, unless you have provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, you may write to us at the address shown below or call us at (303) 566-1692. A copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission is also available at www.twtelecom.com/investors/investors.html and will be provided without charge to stockholders who write to our Investor Relations Department at: Carole J. Curtin, Vice President – Investor Relations, Time Warner Telecom Inc., 10475 Park Meadows Drive, Littleton, CO 80124.

BY ORDER OF THE BOARD OF DIRECTORS

Paul B. Jones
Executive Vice President - General Counsel and
Regulatory Policy and Secretary

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

Appendix A

TIME WARNER TELECOM

2004 QUALIFIED STOCK PURCHASE PLAN

As amended as of September 12, 2007

1. Purpose. The purpose of the Time Warner Telecom 2004 Qualified Stock Purchase Plan (the “Plan”) is to facilitate capital accumulation by Eligible Employees in the form of Common Stock of the Company and thereby to provide employee identification with and commitment to the goals of the Company. The Company intends that the Plan qualify as an “employee stock purchase plan” under section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. Whenever used in this Plan:

A. “Board of Directors” means the Board of Directors of Time Warner Telecom Inc.

B. “Code” means the Internal Revenue Code of 1986, as amended.

C. “Committee” means the Compensation Committee of Time Warner Telecom, or any other individual or committee that has been delegated the authority to act by and on behalf of the Compensation Committee, or the Board of Directors if there is no Committee.

D. “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

E. “Company” means Time Warner Telecom Inc. and any subsidiary thereof.

F. “Compensation” means: the actual cash compensation paid to an Eligible Employee during a Purchase Period, including base pay, overtime, bonuses, cash incentives and commissions, but excluding relocation allowances, one-time recognition awards, fringe benefits and severance pay.

G. “Date of Offering” means each April 1 and October 1 or such other dates as the Committee may designate for semi-annual offerings under Section 4 of this Plan.

H. “Eligible Employee” means any person who is a regular employee scheduled to work at least 20 hours per week on a regular basis as of a Date of Offering during the term of this Plan; provided, however, that “Eligible Employee” may not include any person who immediately prior to the offering on a Date of Offering: (i) is a director of the Company; or (ii) would be deemed for purposes of Code § 423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. In the sole discretion of the Board of Directors, all employees who would be deemed to be “insiders” pursuant to Section 16 of the Securities Exchange Act of 1934 may be excluded from the definition of “Eligible Employee” for purposes of any one or more offerings under Section 4 of the Plan.

I. “Market Price” means the closing sale price for Common Stock (as reported on the Nasdaq Global Select Market) on a given day or, if no sales of Common Stock were made on that day, on the next closest day within the Purchase Period on which sales were made and prices reported. If the Common Stock of the Company is not admitted to trading on a public market on the dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified by the Committee and/or the Board of Directors.

J. “Offering Price” means eighty-five percent (85%) of the Market Price of Common Stock on a Date of Offering.

K. “Plan” means the Time Warner Telecom 2004 Qualified Stock Purchase Plan, as amended.

L. “Purchase Period” means the period beginning on a Date of Offering and ending the day prior to the next succeeding Date of Offering, during which periods payroll deductions may be made from the Compensation of Eligible Employees accepting an option under an offering hereunder for the period then ending.

M. “Purchase Price” means the aggregate purchase price for the Common Stock subject to an Eligible Employee’s option, calculated by multiplying the number of shares of Common Stock for which the Eligible Employee accepted an option pursuant to Section 5A by the Offering Price or the Alternative Offering Price (as defined in Section 11), whichever is applicable.

3. Scope of the Plan. Options to purchase shares of Common Stock may be granted by the Company to Eligible Employees commencing on the date the Company’s stockholders approve this Plan, but not more than 600,000 shares of Common Stock (subject to adjustment as provided in Paragraph 15) shall be purchased pursuant to such options granted pursuant to this Plan. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be treasury shares, newly issued shares, or both. If a registration statement or other exemption from registration is not then in effect under the Securities Act of 1933 (the “Securities Act”), the Plan shall in all cases be administered to comply with Rule 701 of the Securities Act as then in effect.

4. Offerings. Subject to the terms and conditions of this Plan, the Board of Directors through the Committee may make an offering on any Date of Offering to Eligible Employees to purchase Common Stock under this Plan. Unless the Committee approves a greater number of shares, the maximum number of shares of Common Stock that may be offered to Eligible Employees in any offering under this Plan is 100,000.

5. Amount of Common Stock Each Eligible Employee May Purchase.

A. Anything herein to the contrary notwithstanding, subject to the provisions of this Plan, and as to any offering made hereunder, each Eligible Employee shall be offered an option to purchase the number of shares of Common Stock determined as of the end of the Purchase Period that could be purchased with the payroll deductions designated by the Eligible Employee pursuant to Section 6.B, based on the lower of either the Offering Price or the Alternative Offering Price. Each Eligible Employee may designate from one percent (1%) to fifteen percent (15%) (in whole percentage points) of his or her Compensation to be deducted from his or her Compensation during the Purchase Period for the purchase of Common Stock in the offering.

B. Anything herein to the contrary notwithstanding, if any Eligible Employee offered an option to purchase shares of Common Stock hereunder would be deemed for the purposes of Code §§ 423(b)(3) and 424(d) to own stock (including the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Common Stock covered by the option shall be reduced to that number of shares which, when added to the stock which such person is so deemed to own (excluding the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula), is less than such five percent (5%).

C. Anything herein to the contrary notwithstanding, no Eligible Employee may be granted an option under this Plan which (within the meaning of the limitation provided by Code § 423(b)(8)) would permit his or her rights to purchase stock under all qualified employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 of fair market value of the Common Stock (as of the time of grant) for each calendar year for which such option is outstanding at any time. If such be the case with respect to an option under this Plan determined pursuant to the foregoing formula, such option shall be reduced to cover only the greatest number of shares an option for which may be granted within the limitation provided by Code § 423(b)(8).

D. If Eligible Employees elect, in any one offering, to accept options to an extent which would result (if options were granted on that basis) in the granting of options for that offering to purchase more than the aggregate number of shares of Common Stock specified by the Committee for that offering, the Committee shall adjust such options on a pro rata basis at the end of the Purchase Period, by applying to the number of shares for each Eligible Employee resulting from the calculation provided for in Section 11 the same percentage that results from dividing the maximum number of shares specified by the Committee for that offering by the aggregate number of shares that would result from the calculations provided in Section 11 for all Eligible Employees, so that the aggregate number of shares subject to purchase under that offering does not exceed the number of shares specified by the Committee.

6. Method of Participation.

A. The Company shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to Paragraph 4 of this Plan and the terms and conditions for each offering, including the total number of shares available for purchase under the Plan during that offering, and such other information as the Company may determine. Such notice is subject to revision by the Company at any time prior to the Date of Offering, which is the date of grant of the option.

B. Each Eligible Employee who, in accordance with Paragraph 5.A above, desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so on a date on or before the Date of Offering, as specified in the notice of offering provided to Eligible Employees pursuant to Paragraph 4. The notice of election, or a cancellation or any revision of such notice of election, shall be in the form and manner prescribed by the Committee, which may include on-line enrollment. Each such Eligible Employee also shall authorize the Company, in the form and manner prescribed in the notice, to make payroll deductions to cover the Purchase Price of those shares of Common Stock for which he or she has elected to accept an option. Such election and authorization shall continue in effect, unless and until such Eligible Employee withdraws from this Plan, modifies his or her authorization and designation, or terminates his or her employment with the Company, as hereinafter provided.

C. Following each Date of Offering, the Company shall, as soon as practicable, provide each Eligible Employee accepting an option under the offering a notice confirming the rate of periodic payroll deductions elected by the Eligible Employee during the Purchase Period. If the elections for any offering are made through electronic enrollment pursuant to Section 6.B, the Company need not provide confirmation notices so long as the on-line enrollment process includes the capability for the Eligible Employee to print a confirmation of his or her election.

D. Any Eligible Employee who does not make a timely election as provided in Paragraph 6.B above, shall be deemed to have elected not to accept any part of such option. Such election shall be irrevocable for such offering.

7. Payroll Deductions. The payroll deductions elected by each Eligible Employee who has elected to accept the option offered to him or her shall, during the Purchase Period, be deducted from the Eligible Employee’s Compensation commencing with the first applicable payroll period beginning in the Purchase Period and continuing until the last payroll period of the Purchase Period, subject to Sections 8 and 9.

8. Right to Reduce or Stop Deductions. An Eligible Employee who has accepted an option to purchase shares of Common Stock may, at any time prior to the 30th day before the last day of the Purchase Period, direct the Company to (i) reduce his or her payroll deduction, or (ii) make no further deductions. Upon either of such actions, payroll deductions with respect to such option shall be reduced or discontinued. If the employee has directed that payroll deductions be reduced or discontinued, any sum previously deducted in respect of the offering shall be retained by the Company until the end of the Purchase Period, and shall be applied, along with any additional deductions at the reduced rate, to the exercise of the employee’s option as provided in Paragraph 11.

Any Eligible Employee who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Eligible Employee who decreases payroll deductions may not thereafter further decrease or increase such contributions, except that he or she may stop such contributions during the Purchase Period. Notification of an Eligible Employee’s election to reduce or terminate deductions to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate notice to such effect with the Company.

9. Right to Withdraw. In addition to the reduction or cessation of contributions in Paragraph 8, any Eligible Employee may direct the Company to cancel the entire option prior to the 30th day before the last day of the Purchase Period or request return of any portion of his or her account. If the employee has so directed, the Company shall stop automatically any payroll deduction for the employee and shall, as soon as practicable, refund all requested amounts credited to the account of such employee with respect to the applicable offering. Notification of an Eligible Employee’s election to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate written and signed notice to such effect with the Company.

10. Termination of Employment.

A. In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated prior to conclusion of the Purchase Period, because of death, permanent disability, or retirement at or after age 65 (or earlier with the Company’s consent), the employee (or his or her legal representative, if applicable) may either:

(1) cancel the option, in which event the Company shall, as soon as practicable, refund all amounts credited to his or her account under any offering in which he or she is participating under this Plan; or

(2) elect to receive at the conclusion of the Purchase Period that number of whole shares of Common Stock (not to exceed the shares subject to the option, as the same may be adjusted hereunder) which those payroll deductions actually made are sufficient to purchase, plus the cash balance credited to his or her account, if any.

For purposes of this paragraph, “permanent disability” shall mean “disability” as defined under the Company’s long term disability plan or insurance policy as then in effect. In the absence of such plan or policy, “permanent disability” shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Company may request reasonable proof of disability.

B. The election of an Eligible Employee (or his or her legal representative, if applicable) pursuant to Paragraph 10.A above, shall be made within three months of the event causing the termination of employment, but not later than the conclusion of the Purchase Period (except in the case of death). Written and signed notification of the election shall be filed with the Company and, in the event no notification has been filed within the prescribed period, the Company shall act in accordance with provision 10.A(1) above.

C. In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated for any reason other than those specified in Paragraph 10.A, the Company shall, as soon as practicable, refund all amounts credited to his or her account without interest under any offering in which he or she is participating under this Plan and such former employee shall have no right to purchase Common Stock under this Plan. Any Eligible Employee who is on a leave of absence for longer than ninety days and whose reemployment is not guaranteed either by statute or by contract shall be deemed to have terminated employment for purposes of this Plan on the ninety-first day of such absence.

11. Exercise of Option and Purchase of Shares. As of the last day of the Purchase Period, the Company shall determine an Alternative Offering Price, which shall be eighty-five percent (85%) of the Market Price of the Common Stock on such last day of the Purchase Period. Unless an Eligible Employee who has accepted an option under the offering has subsequently withdrawn from the offering pursuant to Paragraph 9 or 10.A(1) hereof, his or her option shall be deemed to have been exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase Common Stock in accordance with the provisions of this Plan. The number of shares of Common Stock so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his or her account during the Purchase Period by the lower of either the Offering Price or the Alternative Offering Price. Any difference between the amount deducted under paragraphs 6.B and 7 and the Purchase Price will be refunded to the Eligible Employee, without interest. Within 15 days after the close of each Purchase Period, the Company will credit to each Eligible Employee's account with a brokerage firm selected by the Committee the number of shares of Common Stock, determined as set forth above, purchased by each Eligible Employee. Notwithstanding the foregoing, with an employee’s written and signed election, certificates for the number of whole shares of Common Stock purchased by the employee shall be issued and delivered to him or her (for a reasonable fee as determined under the terms of the Company’s administrative contract with the brokerage firm). No certificates for fractional shares will be issued under the Plan or any option.

12. Rights as a Stockholder. An Eligible Employee who has accepted an option to purchase shares of Common Stock under this Plan is not entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until such time as he or she actually has paid the Purchase Price for such shares and certificates have been issued to him or her in accordance with Paragraph 11 hereof.

13. Rights Not Transferable. An Eligible Employee’s rights under this Plan and options accepted by him or her hereunder are exercisable only by the Eligible Employee during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be void, and automatically shall cause the option held by the Eligible Employee to be terminated. In such event, the Company shall refund all remaining amounts credited to the account of such Eligible Employee under this Plan.

14. Administration of the Plan.

A. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determination shall be conclusive and binding on all parties.

B. If any option under this Plan shall be canceled, lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under this Plan during subsequent Purchase Periods.

C. In applying any provision of the Plan that provides for a refund of monies to an Eligible Employee, such refund will be issued in accordance with the payroll practices of the Company, but not more frequently than once per month.

15. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and Offering Price of shares under option but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

16. Registration of Certificates. Stock certificates may be registered in the name of the Eligible Employee, or, if he or she so designates, in the Eligible Employee’s name jointly with another individual, with right of survivorship.

17. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect that does not adversely affect the rights of Eligible Employees pursuant to options accepted under the Plan, except that, without stockholder approval on the same basis as required by paragraph 21.A, no amendment shall be made (i) increasing the number of shares to be reserved under this Plan, (ii) decreasing the Offering Price, or (iii) changing employees eligible to participate in the Plan, and no amendment may be made requiring stockholder approval under any applicable stock exchange rules without obtaining stockholder approval. Plan amendments may be communicated to Eligible Employees by Company mail, Company electronic mail or by posting a copy of the amended plan on the Company’s intranet or public drive. Upon request, the Company will provide an Eligible Employee with a paper copy of the Plan, as amended to the date of request.

18. Termination of the Plan. All rights of Eligible Employees in any offering hereunder shall terminate at the earlier of:

A. The date that less than 100,000 shares of Common Stock remain available for purchase under the Plan by Eligible Employees and the Company’s Employee Benefits Committee determines in its sole discretion that the number of shares remaining is too small to practically conduct an Offering under the Plan; or

B. A determination of the Board of Directors to terminate the Plan and the expiration of thirty days from the date notice of Plan termination has been given to the employees.

Upon termination of this Plan, shares of Common Stock shall be issued to Eligible Employees in accordance with Paragraph 10.A, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them without payment of interest, as if the Plan were terminated at the end of a Purchase Period.

19. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, where applicable and without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable under options on the last day of the Purchase Period applicable to such options, options (and if such a registration statement shall not be effective at such time as it is required to be, the term of such options and the Purchase Period may, at the Company’s sole discretion, be extended as the Company deems appropriate) or there being an exemption from registration available in the Company’s sole judgment. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the Nasdaq Stock Market, a national stock exchange, or other public market on which the Common Stock trades covering the shares of Common Stock under the Plan upon official notice of issuance.

20. Tax Consequences. No income is recognized by an Eligible Employee when the option is granted, or when the option is exercised. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the Common Stock, the 15% discount of the option price (equal to the lesser of: (1) the amount, if any, by which the fair market value of the Common Stock when the option was granted exceeds the option price; or (2) the amount, if any, by which the Common Stock's fair market value at the time of such disposition or death exceeds the exercise price paid). In general, the Eligible Employee also will recognize capital gain on any increase in fair market value in the Common Stock (in excess of the Employee’s basis in the Common Stock), if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the Common Stock at least twelve months (the “Holding Period”). If the Eligible Employee disposes of the Common Stock acquired by an exercise of an option under the Plan before the expiration of the Holding Period, the Eligible Employee must recognize as ordinary compensation income in the year of the disposition the difference between the Common Stock's option price and the fair market value on the date exercised. The tax consequences of participation in the Plan may change as a result of changes in the Internal Revenue Code and the regulations thereunder after the date of adoption of the Plan.

21. Miscellaneous.

A. This Plan shall be submitted for approval by the stockholders of the Company no later than 12 months from the date of adoption of the Plan by the Board of Directors in accordance with standard corporate procedures. Exercise of options accepted prior thereto is subject to the condition that prior to such date this Plan shall be approved by such stockholders in the manner contemplated by Code § 423(b)(2). If not so approved prior to such date, this Plan shall terminate, all options hereunder shall be canceled and be of no further force or effect, and the Company shall, as soon as practicable, refund to all Eligible Employees, all sums credited to their respective accounts in accordance with Paragraph 7 hereof without interest.

B. This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

C. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Colorado, and in accordance with the applicable provisions of Code §§ 421 and 423 and all related Code sections applicable to a qualified “employee stock purchase plan.”

D. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

E. If any one or more of the terms, conditions or provisions or any part hereof contained in this Plan shall for any reason or to any extent be held invalid, illegal or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remainder of such terms, conditions or provisions, or any other provision of this Plan, and this Plan shall be construed as if the invalid, illegal or unenforceable term, condition or provision had never been contained herein, and each term, condition or provision shall be valid and enforced to the fullest extent permitted by law.

F. The Company shall be excused from performing any obligation required of it by the terms of this Plan, to the extent and for so long that such performance is prevented by acts of God, floods, storms, earthquakes, fires, labor disputes, acts of war, restraint of trade or state or federal government, and inability to obtain supplies, manpower or transportation or by any similar cause or causes beyond the Company’s reasonable control, provided that the Company’s performs any obligation excused by this section as soon as practicable after the cause of the delay is removed.

IN WITNESS WHEREOF, the duly authorized representatives of the Company have executed this Plan, effective September 12, 2007.

TIME WARNER TELECOM INC.

Plan Sponsor

By: /s/ Paul B. Jones

Title: Executive Vice President, General Counsel and
     Regulatory Policy

TIME WARNER TELECOM INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 5, 2008

9:00 a.m. MDT

Denver Marriott South

10345 Park Meadows Drive

Littleton, Colorado 80124

10475 Park Meadows Drive, Littleton, Colorado 80124	proxy

The Board of Directors solicits this proxy for use at the Annual Meeting on Wednesday, June 5, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Paul Jones and Mark Peters, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(to be signed and dated on the other side)

See reverse for voting instructions.

VOTING INSTRUCTIONS

There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 5, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/twtc/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 5, 2008.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Time Warner Telecom Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

ò   Please detach here  ñ

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors:

01	Gregory J. Attorri	04	Kevin W. Mooney	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
02	Larissa L. Herda	05	Kirby G. Pickle

03	Spencer B. Hays	06	Roscoe C. Young, II

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approve the Amended 2004 Qualified Stock Purchase Plan to authorize the issuance of an additional 600,000 shares of common stock under that plan;	☐	For	☐	Against	☐	Abstain

3. Ratification of appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for 2008.	☐	For	☐	Against	☐	Abstain

4. In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.